                                                                       EXECUTION

                                 STANDARD TERMS

                                       TO

                                 TRUST AGREEMENT

                              ---------------------

                          GS MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

                         GSR MORTGAGE LOAN TRUST 2004-7
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-7

                                JUNE 2004 EDITION

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                                TABLE OF CONTENTS

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                                                ARTICLE I

                                               DEFINITIONS

Section 1.01    Defined Terms......................................................................    1

                                                ARTICLE II

                                           MORTGAGE LOAN FILES

Section 2.01    Mortgage Loan Files................................................................   18
Section 2.02    Acceptance by the Trustee..........................................................   19
Section 2.03    Purchase of Mortgage Loans by a Servicer, a Seller, GSMC or the Depositor..........   22
Section 2.04    Representations and Warranties of the Depositor....................................   25

                                               ARTICLE III

                                       ADMINISTRATION OF THE TRUST

Section 3.01    The Collection Accounts; the Distribution Accounts and the Certificate Account.....   27
Section 3.02    Filings with the Commission........................................................   29
Section 3.03    Trustee to Cooperate; Release of Mortgage Files....................................   30
Section 3.04    Amendments to Servicing Agreement..................................................   31
Section 3.05    Monthly Advances...................................................................   32
Section 3.06    Enforcement of Servicing Agreement.................................................   33

                                                ARTICLE IV

                                REPORTING/REMITTING TO CERTIFICATEHOLDERS

Section 4.01    Statements to Certificateholders...................................................   33
Section 4.02    Remittance Reports and other Reports from the Servicers............................   35
Section 4.03    Compliance with Withholding Requirements...........................................   36
Section 4.04    Reports of Class Principal Balances to The Depository Trust Company................   36
Section 4.05    Preparation of Regulatory Reports..................................................   37
Section 4.06    Management and Disposition of REO Property.........................................   37

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                                                ARTICLE V

                                     THE INTERESTS AND THE SECURITIES

Section 5.01    REMIC Interests....................................................................   37
Section 5.02    The Certificates...................................................................   37
Section 5.03    Book-Entry Securities..............................................................   38
Section 5.04    Registration of Transfer and Exchange of Certificates..............................   39
Section 5.05    Restrictions on Transfer...........................................................   40
Section 5.06    Mutilated, Destroyed, Lost or Stolen Certificates..................................   42
Section 5.07    Persons Deemed Owners..............................................................   42
Section 5.08    Appointment of Paying Agent........................................................   42

                                                ARTICLE VI

                                              THE DEPOSITOR

Section 6.01    Liability of the Depositor.........................................................   43
Section 6.02    Merger or Consolidation of the Depositor...........................................   43

                                               ARTICLE VII

                                  TERMINATION OF SERVICING ARRANGEMENTS

Section 7.01    Termination and Substitution of Servicer...........................................   43
Section 7.02    Notification to Certificateholders.................................................   44

                                               ARTICLE VIII

                                          CONCERNING THE TRUSTEE

Section 8.01    Duties of Trustee..................................................................   45
Section 8.02    Certain Matters Affecting the Trustee..............................................   46
Section 8.03    Trustee Not Liable for Certificates or Mortgage Loans..............................   48
Section 8.04    Trustee May Own Certificates.......................................................   49
Section 8.05    Trustee's Fees and Expenses........................................................   49
Section 8.06    Eligibility Requirements for Trustee...............................................   49
Section 8.07    Resignation and Removal of the Trustee.............................................   49
Section 8.08    Successor Trustee..................................................................   50
Section 8.09    Merger or Consolidation of Trustee.................................................   51
Section 8.10    Appointment of Co-Trustee or Separate Trustee......................................   51
Section 8.11    Appointment of Custodians..........................................................   52
Section 8.12    Appointment of Office or Agent.....................................................   52
Section 8.13    Representations and Warranties of the Trustee......................................   52

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                                                ARTICLE IX

                                           TERMINATION OF TRUST

Section 9.01    Qualified Liquidation..............................................................   53
Section 9.02    Termination........................................................................   53
Section 9.03    Procedure for Termination..........................................................   54
Section 9.04    Additional Termination Requirements................................................   55

                                                ARTICLE X

                                           REMIC TAX PROVISIONS

Section 10.01   REMIC Administration...............................................................   56
Section 10.02   Prohibited Activities..............................................................   58

                                                ARTICLE XI

                                         MISCELLANEOUS PROVISIONS

Section 11.01   Amendment of Trust Agreement.......................................................   59
Section 11.02   Recordation of Agreement; Counterparts.............................................   60
Section 11.03   Limitation on Rights of Certificateholders.........................................   60
Section 11.04   Countrywide Servicing..............................................................   61
Section 11.05   Notices............................................................................   61
Section 11.06   Severability of Provision..........................................................   61
Section 11.07   Sale of Mortgage Loans.............................................................   62
Section 11.08   Notice to Rating Agencies..........................................................   62

Exhibit A      Form of Trust Receipt
Exhibit B      Form of Final Certification
Exhibit C      Form of Rule 144A Agreement - QIB Certification
Exhibit D      [Reserved]
Exhibit E      Form of Benefit Plan Affidavit
Exhibit F      Residual Transfer Affidavit
Exhibit G      Transferor Certificate
Exhibit H      Form of Trustee Certification
Schedule I     Bond Level Report
Schedule II    Loan Level Report
Schedule III   Remittance Report

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                                    RECITALS

            GS Mortgage Securities Corp. (the "Depositor"), a trustee (together with its successors and assigns, the "Trustee") and a custodian (together with its successors and assigns, the "Custodian") identified in the Trust Agreement (as defined below), have entered into the Trust Agreement that provides for the issuance of mortgage pass-through certificates (the "Certificates") that in the aggregate evidence the entire interest in Mortgage Loans or certificates or securities evidencing an interest therein and other property owned by the Trust created by such Trust Agreement. These Standard Terms are a part of, and are incorporated by reference into, the Trust Agreement.

                               STANDARD PROVISIONS

            NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties made in the Trust Agreement and as hereinafter set forth, the Depositor, the Trustee and the Custodian agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Except as otherwise specified herein or in the Trust Agreement or as the context may otherwise require, whenever used in these Standard Terms, the following words and phrases shall have the meanings specified in this Article. Capitalized words and phrases used herein but not defined herein or in the Trust Agreement shall, when applied to a Trust, have the meanings set forth in the Servicing Agreement(s) assigned to such Trust as in effect on the date of this Agreement. In the event of a conflict between the Trust Agreement and these Standard Terms, the Trust Agreement shall govern. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360 day year consisting of twelve 30-day months.

            "Administrative Cost Rate": As set forth in the Trust Agreement.

            "Advance": The aggregate amount of the (i) advances made by a Servicer on any Servicer Remittance Date in respect of delinquent Scheduled Payments pursuant to the applicable Servicing Agreement, (ii) any advances made by the Trustee in respect of any such delinquent Scheduled Payments pursuant to
Section 3.05 and (iii) amounts necessary to preserve the Trust's interest in the Mortgaged Property or the Mortgage Loans, including without limitation, property taxes or insurance premiums not paid as required by the Borrower and advanced by the related Servicer or the Trustee.

            "Affiliate": Any person or entity controlling, controlled by, or under common Control with the Depositor, the Trustee, the Custodian or any Servicer. "Control" means the power to direct the management and policies of a person or entity, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlling" and "controlled" shall have meanings correlative to the foregoing.

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            "Assignment Agreement": Any Assignment, Assumption and Recognition Agreement or Agreements identified in the Trust Agreement to which the Depositor is a party.

            "Available Distribution Amount": Unless otherwise provided in the Trust Agreement, on each Distribution Date, the Available Distribution Amount shall equal (i) the sum of the following: (A) all amounts credited to the Collection Account as of the close of business on the related Distribution Date,
(B) an amount equal to Monthly Advances made on or before the previous Distribution Date, to the extent such Monthly Advances were made from funds on deposit in any related Collection Account held for future distribution, (C) all Monthly Advances made with respect to such Distribution Date (to the extent not included in clause (B) above) and (D) all amounts deposited into the Certificate Account to effect a Terminating Purchase in accordance with Section 9.02 minus
(ii) the sum of (A) any Principal Prepayments (including Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and Subsequent Recoveries) or Payoffs received after the related Principal Prepayment Period, (B) Scheduled Payments collected but due on a Due Date or Dates subsequent to the related Due Period,
(C) reinvestment income on amounts deposited in any Collection Account to the extent included in (i) above and (D) all amounts reimbursable on such Distribution Date to the Trustee as provided herein.

            "Bankruptcy Loss": (A) Any reduction in the total amount owed by a Borrower on a Mortgage Loan occurring as a result of a final order of a court in a bankruptcy proceeding and (B) a Modification Loss in connection with a bankruptcy.

            "Beneficial Owner": With respect to a Book-Entry Security, the Person who is registered as owner of that Certificate in the books of the Clearing Agency for that Certificate or in the books of a Person maintaining an account with such Clearing Agency.

            "Benefit Plan Affidavit": An affidavit substantially in the form of Exhibit E hereto.

            "Bond Level Reports": Shall mean the reports prepared by the Trustee in substantially the form attached as Schedule I hereto.

            "Book-Entry Custodian": The custodian appointed pursuant to Section 5.03(d).

            "Book-Entry Securities": The Classes of Certificates, if any, specified as such in the Trust Agreement for a Series.

            "Borrower": The individual or individuals obligated to repay a Mortgage Loan.

            "Business Day": Any day that is not (i) a Saturday or Sunday, or
(ii) a legal holiday in the State of New York and the city and state in which the Corporate Trust Office or the principal office of any Servicer is located, or (iii) a day on which the banking or savings and loan institutions in the State of New York and the city and state in which the Corporate Trust Office or the principal office of any Servicer is located are authorized or obligated by law or executive order to be closed.

            "Certificate": Any security issued under the Trust Agreement and designated as such.

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            "Certificate Account": The account or accounts created and maintained for the Trust pursuant to Section 3.01 hereof.

            "Class Principal Balance": As set forth in the Trust Agreement.

            "Certificate of Title Insurance": A certificate of title insurance issued pursuant to a title insurance policy.

            "Certificate Rate": With respect to the Certificates, as to each Distribution Date, the rate specified as such in the Trust Agreement.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.04 hereof.

            "Class": Collectively, all of the Certificates bearing the same designation.

            "Class BI Interests": As set forth in the Trust Agreement, if applicable.

            "Clearing Agency": The Depository Trust Company, or any successor organization or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission thereunder.

            "Clearing Agency Participant": A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

            "Closing Date": The date on which Certificates are issued by a Trust as set forth in the related Trust Agreement.

            "Code": The Internal Revenue Code of 1986, as amended.

            "Collection Account": The collection account or accounts identified in or established in connection with the Servicing Agreement or Agreements identified in the Trust Agreement.

            "Compensating Interest Payment": With respect to the Mortgage Loans and any Distribution Date, an amount actually paid by the Servicer pursuant to the applicable Servicing Agreement in respect of Prepayment Interest Shortfalls during the related Prepayment Period.

            "Condemnation Proceeds": All awards or settlements in respect of a taking of an entire Mortgaged Property or a part thereof by exercise of the power of eminent domain or condemnation.

            "Contract of Insurance Holder": Any FHA approved mortgagee identified as such in the Trust Agreement or any Servicing Agreement.

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            "Contractually Delinquent": With respect to any Mortgage Loan, having one or more uncured delinquencies in respect of payment at any time during the term of such Mortgage Loan.

            "Corporate Trust Office": The respective principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered.

            "Custody Agreement": The Custody Agreement or Agreements identified in the Trust Agreement.

            "Custodian": The Custodian or Custodians identified in the Trust Agreement, which shall hold all or a portion of the Trustee Mortgage Loan Files with respect to a Series.

            "Cut-Off Date": The date specified as such in the Trust Agreement.

            "Defect Discovery Date": With respect to a Mortgage Loan, the earliest date on which either the Trustee or a Servicer first discovers a Qualification Defect affecting the Mortgage Loan.

            "Depositor": GS Mortgage Securities Corp., a Delaware corporation, and its successors.

            "Depositor Investment Income": As set forth in Section 3.01(f).

            "Disqualified Organization": Either (a) the United States, (b) any state or political subdivision thereof, (c) any foreign government, (d) any international organization, (e) any agency or instrumentality of any of the foregoing, (f) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax unless such organization is subject to tax under the unrelated business taxable income provisions of the Code, (g) any organization described in Section 1381(a)(2)(C) of the Code, or (h) any other entity identified as a disqualified organization by the REMIC Provisions. A corporation will not be treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

            "Distribution Account": An Eligible Account maintained by the Trustee for a REMIC. Unless otherwise provided in the Trust Agreement, the Distribution Account shall be considered an asset of each REMIC, to the extent of amounts distributable from such REMIC.

            "Distribution Date": As set forth in the Trust Agreement.

            "Distribution Statement": As defined in Section 4.01.

            "Due Date": The first day of a calendar month.

            "Due Period": As set forth in the Trust Agreement.

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            "Eligible Account": A trust account in the name of the Trustee for the benefit of the Certificateholders (i) maintained by a depository institution, the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories at the time of any deposit therein, (ii) maintained with the Trustee, or (iii) an account otherwise acceptable to each Rating Agency. If the definition of Eligible Account is met, any Certificate Account may be maintained with the Trustee or any of its affiliates.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "Errors and Omissions Insurance Policy": An errors and omissions insurance policy to be maintained by a Servicer pursuant to the related Servicing Agreement.

            "Event of Default": As defined in the applicable Servicing
Agreement.

            "Exchange Act": The Securities Exchange Act of 1934, as amended.

            "Fannie Mae": The Federal National Mortgage Association, and its successors in interest.

            "Fidelity Bond": A fidelity bond to be maintained by a Servicer pursuant to the related Servicing Agreement.

            "Final Certification": A certification as to the completeness of each Trustee Mortgage Loan File substantially in the form of Exhibit B hereto provided by the Trustee (or the Custodian) on or before the first anniversary of the Closing Date pursuant to Section 2.02 hereof.

            "Fiscal Year": Unless otherwise provided in the Trust Agreement, the fiscal year of the Trust shall run from January 1 (or from the Closing Date, in the case of the first fiscal year) through the last day of December.

            "Fraud Losses": Losses on Mortgage Loans resulting from fraud, dishonesty or misrepresentation in the origination of such Mortgage Loans.

            "Freddie Mac": The Federal Home Loan Mortgage Corporation, and its successors in interest.

            "GSMC": Goldman Sachs Mortgage Company, and its successors and assigns.

            "Holders" or "Certificateholders": The holders of the Certificates, as shown on the Certificate Register maintained by the Certificate Registrar.

            "Independent": When used with respect to any specified Person, another Person who (a) is in fact independent of the Depositor, the Initial Purchaser, the Trustee, any Servicer or GSMC, any obligor upon the Certificates or any Affiliate of the Depositor, the Initial Purchaser, the Trustee, any Servicer or GSMC or such obligor, (b) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Initial Purchaser, the Trustee, any Servicer or GSMC or in any such obligor or in an Affiliate of the Depositor, the Trustee, any Servicer or GSMC or such obligor, and (c) is not connected with the Depositor, the

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Initial Purchaser, the Trustee, any Servicer or GSMC or any such obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided herein that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Depositor, the Initial Purchaser, the Trustee, any applicable Servicer or GSMC in the exercise of reasonable care by such Person, as the case may be, and approved by the Trustee, and such opinion or certificate shall state that the Person executing the same has read this definition and that such Person is independent within the meaning thereof.

            "Initial Class Principal Balance": With respect to any Class of Certificates or Interests, the Class Principal Balance of such Class of Certificates or Interests as of the Closing Date.

            "Initial Purchaser": Goldman, Sachs & Co.

            "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account.

            "Insurer": Any issuer of an insurance policy relating to the Mortgage Loans or Certificates of a Series.

            "Interest": The REMIC "regular interests" that are issued by the REMICs and established by the Trust for purposes of the REMIC Provisions. The Interests shall be Regular Interests in, and assets of, the REMICs specified in the Trust Agreement.

            "JPMorgan Chase": JPMorgan Chase Bank and its successors.

            "Liquidation Loss": The excess, upon a disposition of a defaulted Mortgage Loan, of (i) the amount owed by the Borrower thereunder, including on account of all Advances, over (ii) the Liquidation Proceeds thereof.

            "Liquidation Proceeds": Amounts, other than Insurance Proceeds and Condemnation Proceeds, received by the related Servicer in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, including (i) amounts received following the disposition of an REO Property pursuant to the applicable Servicing Agreement less costs and expenses of such foreclosure sale and (ii) in the case of any Mortgage Loan with assets pledged in addition to the Mortgaged Property, amounts received upon the liquidation or conversion of such assets.

            "Loan Level Report": The report prepared by the Trustee in substantially the form set forth in Schedule II hereto.

            "Lost Document Affidavit": An affidavit, in recordable form, in which the Seller of a Mortgage Loan represents, warrants and covenants that: (i) immediately prior to the transfer of such Mortgage Loan under the related Sale Agreement, such Seller was the lawful owner of

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the Mortgage Loan and the Seller has not canceled, altered, assigned or hypothecated the mortgage note or the related Mortgage, (ii) the missing document was not located after a thorough and diligent search by the Seller,
(iii) in the event that the missing document ever comes into the Seller's possession, custody or power, the Seller covenants immediately and without further consideration to surrender such document to the Trustee, and (iv) that it shall indemnify and hold harmless the Trust, its successors, and assigns, against any loss, liability, or damage, including reasonable attorney's fees, resulting from the unavailability of any originals of any such documents or of a complete chain of intervening endorsements, as the case may be.

            "Modification Loss": A decrease in the total payments due from a Borrower as a result of a modification of such Mortgage Loans following a default or reasonably expected default thereon. If a Modification Loss results in a decrease in the Note Rate of a Mortgage Loan, such Modification Loss shall be treated as occurring on each Due Date to the extent of such decrease.

            "Month End Interest Shortfall": For any Distribution Date, the aggregate Prepayment Interest Shortfall Amount for the Mortgage Loans, to the extent not reimbursed by the Servicer pursuant to the applicable Servicing Agreement.

            "Monthly Advance": The aggregate amount of the (i) advances made by a Servicer on any Remittance Date in respect of delinquent Scheduled Payments pursuant to the applicable Servicing Agreement and (ii) any advances made by the Trustee in respect of any such delinquent Scheduled Payment pursuant to Section 3.05.

            "Mortgage Loan": The mortgage loans sold by the Depositor to the Trust as listed on the Mortgage Loan Schedules to the Trust Agreement. Unless the context indicates otherwise the term "Mortgage Loan" includes any REO Property held by the Trust.

            "Mortgage Loan Schedule": The list or lists of Mortgage Loans sold by the Depositor to the Trust, which list(s) is attached to the Trust Agreement and to the applicable Custody Agreement, and which shall set forth for each Mortgage Loan the following information:

            (a)   the Servicer (Depositor) loan number;

            (b)   the Borrower's name;

            (c)   the original principal balance;

            (d)   the Scheduled Principal Balance as of the Cut off Date;

            (e)   the applicable Servicing Fee;

            (f)   the applicable Loan Group; and

            (g)   the Lender Paid Mortgage Insurance Rate, if applicable.

together with such additional information as may be reasonably requested by the Trustee.

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            "Mortgaged Property": The real property securing repayment of the debt evidenced by a Note.

            "Net Rate": Unless otherwise provided in the Trust Agreement, with respect to each Mortgage Loan, the Note Rate of that Mortgage Loan less the Administrative Cost Rate applicable thereto.

            "Non-U.S. Person": A Person other than a U.S. Person.

            "Note": A manually executed written instrument evidencing the Borrower's promise to repay a stated sum of money, plus interest, to the holder of the Note by a specific date according to a schedule of principal and interest payments.

            "Note Rate": The rate of interest borne by each Note according to its terms.

            "Opinion of Counsel": A written opinion of counsel, who may be counsel for the Depositor or a Servicer, reasonably acceptable to the Trustee and the Servicer, as applicable. An Opinion of Counsel relating to tax matters must be an opinion of Independent counsel.

            "Ownership Interest": As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            "Par Price": An amount equal to (i) 100% of the Scheduled Principal Balance of each Mortgage Loan remaining in the Trust on the day of such purchase, plus accrued interest thereon at the Note Rate to the Due Date in the month in which the Termination Price is distributed to Certificateholders, plus the amount of outstanding Servicing Advances thereon to the Due Date in the month in which the Termination Price is distributed to Certificateholders, plus
(ii) the lesser of (A) the Scheduled Principal Balance of the Mortgage Loan for any REO Property remaining in the Trust, plus accrued interest thereon at the Note Rate (less the related Servicing Fee Rate) to the Due Date in the month in which the Termination Price is distributed to Certificateholders, and (B) the current appraised value of any such REO Property, such appraisal to be conducted by an appraiser satisfactory to the Trustee, plus (iii) the amount of any costs and damages incurred by the Trust as a result of any violation of any applicable federal, state, or local predatory or abusive lending law arising from or in connection with the origination of any Mortgage Loans remaining in the Trust.

            "Paying Agent": The paying agent appointed pursuant to Section 5.08 hereof.

            "Payoff": Any payment or other recovery of principal on a Mortgage Loan equal to the Unpaid Principal Balance of such Mortgage Loan, received in advance of the last scheduled Due Date, including any prepayment penalty or premium thereon, which is accompanied by an amount of interest representing scheduled interest from and including the Due Date interest was last paid by the Borrower to but excluding the date of such prepayment.

            "Percentage Interest": With respect to any Certificate to which principal is assigned as of the Closing Date, the portion of the Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Class Principal Balance of such Certificate

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and the denominator of which is the aggregate Class Principal Balance of all of the Certificates of such Class as of the Closing Date. With respect to any Certificate to which a principal balance is not assigned as of the Closing Date, the portion of the Class evidenced by such Certificate, expressed as a percentage, as stated on the face of such Certificate.

            "Permitted Investments": Permitted Investments shall consist of the following:

                  (i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase obligations (the collateral for which is held by a third party, the Trustee or any of its affiliates) with respect to any security described in clause (i) above, provided that the long-term or short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest long-term unsecured debt rating categories;

                  (iii) certificates of deposit, time deposits and bankers'
            acceptances of any bank or trust company (including the Trustee) incorporated under the laws of the United States or any state, provided that the long-term unsecured debt obligations of such bank or trust company at the date of acquisition thereof have been rated by each Rating Agency in one of its two highest long-term unsecured debt rating categories;

                  (iv) commercial paper (having original maturities of not more than 270 days) of any corporation (including an affiliate of the Trustee) incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term unsecured debt rating available (i.e., "P-1" by Moody's and "A-1+" by S&P);

                  (v) money market funds administered by the Trustee or any of its affiliates, provided that such money market funds are rated by each Rating Agency (i) in its highest short-term unsecured debt rating category available (i.e., "P-1" by Moody's and "A-1+" by S&P) or (ii) in one of its two highest long-term unsecured debt rating categories ; and

                  (vi) any other demand, money market or time deposit or obligation, or interest-bearing or other security or investment as would not affect the then current rating of the Certificates by any Rating Agency (which shall include money market funds rated in the highest long-term rating category with portfolios consisting solely of obligations in clauses (i) through (iv) above).

provided, however, that no investment described above shall constitute a Permitted Investment (A) if such investment evidences either the right to receive (i) only interest with respect to the obligations underlying such instrument or (ii) both principal and interest payments derived from obligations underlying such instrument if the interest and principal payments with respect to such

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instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations or (B) if such investment is not a "permitted investment" for purposes of the REMIC Provisions; and provided, further, that no investment described above shall constitute a Permitted Investment unless such investment matures no later than two Business Days immediately preceding the Distribution Date, on which the funds invested therein are required to be distributed (or, in the case of an investment that is an obligation of the institution in which the account is maintained, no later than such Distribution Date). The Trustee shall not sell or permit the sale of any Permitted Investment unless it shall have determined that such a sale would not result in a prohibited transaction in which a gain would be realized under the REMIC Provisions.

            "Permitted Transferee": Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person (unless such Person has furnished the Trustee with a duly completed IRS Form W-8ECI or any applicable successor form) or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, (vi) an "electing large partnership" within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof or any other organization or entity.

            "Plan": Any employee benefit plan or retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are described in or subject to the Plan Asset Regulations, ERISA or corresponding provisions of the Code.

            "Plan Asset Regulations": The Department of Labor regulations set forth in 29 C.F.R. Section 2510.3-101, as amended from time to time.

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            "Plan Investor": Any Plan or any governmental plan as described in
Section 3(32) of ERISA subject to Similar Law, or any Person acting on behalf of any such Plan or governmental plan or using the assets of such Plan or governmental plan.

            "Prepayment Period": Unless otherwise specified in the Trust Agreement, with respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            "Prepayment Interest Shortfall": With respect to any Distribution Date and (any Principal Prepayment Amount, the difference between (i) one full month's interest at the applicable Note Rate (after giving effect to any applicable Servicemembers' Shortfall), and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment Amount.

            "Prime Rate": With respect to any Distribution Date, the rate published as the "Prime Rate" in the "Money Rates" section or other comparable section of The Wall Street Journal on such date. In the event The Wall Street Journal publishes a prime rate range, the average of that range, as determined by the Trustee, shall be the Prime Rate. In the event The Wall Street Journal no longer publishes a "Prime Rate" entry, the Trustee shall designate a new methodology for determining the Prime Rate based on comparable data.

            "Principal Prepayment Amount": As defined in the Trust Agreement.

            "Purchase Price": With respect to a Mortgage Loan purchased from the Trust pursuant to Section 2.03, an amount equal to the Scheduled Principal Balance of the Mortgage Loan, plus accrued and unpaid interest thereon at the Note Rate to the last day of the month in which the purchase occurs, plus, in the case of purchases by a Seller or Servicer, the amount of any costs and damages incurred by the Trust as a result of any violation of any applicable federal, state, or local predatory or abusive lending law arising from or in connection with the origination of such Mortgage Loan, and less any amounts received in respect of such Mortgage Loan and being held in the Collection Account.

            "Purchaser": The Person that purchases a Mortgage Loan from the Trust pursuant to Section 2.03 hereof.

            "QIB Certificate": As defined in Section 5.05(a), a Rule 144A Agreement or a certificate substantially to the same effect.

            "Qualification Defect": With respect to a Mortgage Loan, (a) a defective document in the Trustee Mortgage Loan File, (b) the absence of a document in the Trustee Mortgage Loan File, or (c) the breach of any representation, warranty or covenant with respect to the Mortgage Loan made by the applicable Seller or Servicer or the Depositor but only if the affected Mortgage Loan would cease to qualify as a "qualified mortgage" for purposes of the REMIC Provisions. With respect to a REMIC Regular Interest or a mortgage certificate described in Section 860G(a)(3) of the Code, the failure to qualify as a "qualified mortgage" for purposes of the REMIC Provisions.

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            "Qualified Institutional Buyer": Any "qualified institutional buyer" as defined in clause (a)(1) of Rule 144A.

            "Rating Agency": Any nationally recognized statistical rating agency, or its successor, that on the Closing Date rated one or more Classes of the Certificates at the request of the Depositor and identified in the Trust Agreement. If such agency or a successor is no longer in existence, the "Rating Agency" shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to any long-term rating category of a Rating Agency shall mean such rating category without regard to any plus or minus or numerical designation.

            "Realized Loss": A Liquidation Loss, a Modification Loss that has been allocated to reduce the Certificate Principal Balance of one or more Classes of Certificates pursuant to the Trust Agreement, or a Bankruptcy Loss, in each case, to the extent not covered by Insurance Proceeds.

            "Record Date": Shall have the meaning set forth in the Trust Agreement.

            "Regular Interest": An interest in a REMIC that is designated in the Trust Agreement as a "regular interest" under the REMIC Provisions.

            "Regular Certificate": Any Certificate other than a Residual Certificate that represents a Regular Interest in a REMIC or a combination of Regular Interests in a REMIC.

            "REMIC": With respect to each Trust, each real estate mortgage investment conduit, within the meaning of the REMIC Provisions, for such Trust.

            "REMIC I": The REMIC consisting primarily of the Mortgage Loans and the REMIC I Distribution Account.

            "REMIC I Distribution Account": The distribution account or accounts created and maintained for REMIC I pursuant to Section 3.01 hereof.

            "REMIC I Interests": The interests issued by the Trust that represent the Regular Interests in REMIC I.

            "REMIC II": The REMIC consisting primarily of the Regular Interests in REMIC I and the Certificate Account.

            "REMIC II Distribution Account": The distribution account or accounts created and maintained for REMIC II pursuant to Section 3.01 hereof.

            "REMIC II Interests": The interests issued by the Trust that represent the Regular Interests in REMIC II.

            "REMIC Provisions": Provisions of the Code relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of the Code, related Code

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provisions, and regulations, announcements and rulings thereunder, as the foregoing may be in effect from time to time.

            "Remittance Date": As set forth in the Trust Agreement.

            "Remittance Report": The report (either a data file or hard copy) that is prepared by each Servicer for the Trustee which contains the information specified in Schedule III hereto.

            "REO Disposition": The receipt by the applicable Servicer of Insurance Proceeds and other payments and recoveries (including Liquidation Proceeds) which the Servicer recovers from the sale or other disposition of an REO Property.

            "REO Property": Mortgaged Property acquired by the Trust in foreclosure or similar actions.

            "Request for Release": A request signed by an Officer of the Servicer, requesting that the Trustee (or applicable Custodian) release the Trustee Mortgage Loan File to the Servicer for the purpose set forth in such release, in accordance with the terms of the Servicing Agreement and these Standard Terms.

            "Reserve Fund": Unless otherwise provided in the Trust Agreement, any fund in the Trust Estate other than (a) the Certificate Account, REMIC I Distribution Account and Termination Account and (b) any other fund that is expressly excluded from a REMIC.

            "Residual Certificate": The R Certificates designated as such in the Trust Agreement.

            "Residual Interest": An interest in a REMIC that is designated as a "residual interest" under the REMIC Provisions.

            "Residual Transfer Affidavit": An affidavit substantially in the form of Exhibit F hereto.

            "Responsible Officer": When used with respect to the Trustee, any senior vice president, any vice president, any assistant vice president, any assistant treasurer, any trust officer, any assistant secretary in the Corporate Trust Office of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers and having direct responsibility for the administration of this Agreement, and also to whom with respect to a particular corporate trust matter such matter is referred because of such officer's knowledge of and familiarity with the particular subject. With respect to any other Person, the chairman of the board, the president, a vice president (however designated), the treasurer or controller.

            "Rule 144A": Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act, as the same may be amended from time to time.

            "Rule 144A Agreement": An agreement substantially in the form of Exhibit C hereto.

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            "Sale Agreement": The Sale Agreement or Sale Agreements, as defined in the Trust Agreement.

            "Scheduled Payment": For each Mortgage Loan, payments of interest and principal scheduled to be paid on each Due Date in accordance with the terms of related Mortgage Note.

            "Scheduled Principal Balance": For any Mortgage Loan as of any Due Date subsequent to the Cut-Off Date up to and including the date on which such Mortgage Loan is finally liquidated or repurchased from the Trustee, the scheduled principal balance thereof as of the Cut-Off Date reduced by (i) the principal portion of all Scheduled Payments due on or before such Due Date, whether or not paid by the Borrower or advanced by a Servicer, the Trustee or an Insurer, net of any portion thereof that represents principal due on a Due Date occurring on or before the date on which such proceeds were received, (ii) the principal portion of all Prepayments, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, and Payoffs received on or before the last day of the Prepayment Period preceding such date of determination, and
(iii) without duplication, the amount of any Realized Loss that has occurred with respect to such Mortgage Loan.

            "Securities Act": The Securities Act of 1933, as amended.

            "Seller": The Seller or Sellers identified in the Trust Agreement.

            "Senior Percentage": The percentage, if any, calculated as set forth in the Trust Agreement.

            "Senior Prepayment Percentage": The percentage, if any, calculated as set forth in the Trust Agreement.

            "Series": A group of Certificates issued by a separate Trust.

            "Servicemembers' Shortfall": Interest losses on a Mortgage Loan resulting from application of the Servicemembers Civil Relief Act, or any similar state or local statute.

            "Servicer": The Servicer or Servicers identified in the Servicing Agreement or Agreements. If there is more than one Servicer and the context so requires, all references to "Servicer" herein shall be read to refer to the Servicer for the related Mortgage Loan or group of Mortgage Loans, as the case may be.

            "Servicer Mortgage Loan File": With respect to each Mortgage Loan, the related Mortgage File, as that term is defined in the related Servicing Agreement.

            "Servicer Remittance Date": Shall mean the 18th day of each month or, if such day is not a Business Day, the immediately following Business Day, or such other day or days as may be set forth in the related Servicing Agreement for remittances by the Servicer to the owner of the Mortgage Loans.

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            "Servicing Agreement": The Servicing Agreement or Servicing Agreements, as defined in the Trust Agreement.

            "Servicing Fee": Unless otherwise provided in the Trust Agreement, in any month, an amount equal to one-twelfth of the Servicing Fee Rate multiplied by the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Due Date preceding a Distribution Date without taking into account any payment of principal due or made on such Due Date.

            "Servicing Fee Rate": The rate or rates specified as such in the applicable Servicing Agreement.

            "Similar Law": Any federal, state or local law materially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

            "Shortfall": Month End Interest Shortfall and Servicemembers' Shortfall.

            "Special Tax Consent": The written consent of the Holder of a Residual Certificate to any tax (or risk thereof) arising out of a proposed transaction or activity that may be imposed upon such Holder or that may affect adversely the value of such Holder's Residual Certificate.

            "Special Tax Opinion": An Opinion of Counsel that a proposed transaction or activity will not (a) affect adversely the status of any REMIC as a REMIC or of the Regular Interests as the "regular interests" therein under the REMIC Provisions, (b) affect the payment of interest or principal on the Regular Interests, or (c) result in the encumbrance of the Mortgage Loans by a tax lien.

            "Standard Terms": These Standard Terms, as amended or supplemented, incorporated by reference in a Trust Agreement.

            "Subordinate Prepayment Percentage": For any Distribution Date, unless otherwise specified in the Trust Agreement, (x) 100% minus (y) the Senior Prepayment Percentage for such Distribution Date.

            "Tax Matters Person": The Trustee, in its capacity as "tax matters person" (within the meaning of the REMIC Provisions) of a REMIC.

            "Terminating Purchase": The purchase of all Mortgage Loans and each REO Property owned by a Trust pursuant to Section 9.02 hereof.

            "Termination Account": An escrow account maintained by the Trustee into which any Trust funds not distributed on the Distribution Date on which the earlier of (a) a Terminating Purchase or (b) the final payment or other Liquidation of the last Mortgage Loan remaining in the Trust or the disposition of the last REO Property remaining in the Trust is made are deposited. The Termination Account shall be an Eligible Account.

            "Termination Price": The greater of (i) the Par Price and (ii) the sum of the aggregate fair market value of all of the assets of the Trust, as determined by the Trustee in

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consultation with the Initial Purchaser (or, if the Initial Purchaser is unwilling or unable to serve in that capacity, a financial advisor selected by the Trustee in a commercially reasonable manner, whose fees will be an expense of the Depositor (or other party causing the Terminating Purchase)), based upon the mean of bids from at least three recognized broker/dealers that deal in similar assets) as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 9.03; provided, however, that in determining such aggregate fair market value, the Trustee shall be entitled to conclusively rely on such bids or the opinion of a nationally recognized investment banker (the fees of which shall be an expense of the Trust). The fair market value of the assets in the Trust or the appraised value of any REO Property shall be based upon the inclusion of (i) accrued interest to the Due Date in the month in which the Termination Price is distributed to the Certificateholders, at the applicable Note Rate (less the related Servicing Fee
Rate) on the Scheduled Principal Balance of each Mortgage Loan (including any Mortgage Loan which became an REO Property as to which an REO Property Disposition has not occurred), (ii) the amount of outstanding Servicing Advances to the Due Date in the month in which the Termination Price is distributed to the Certificateholders, and (iii) the amount of any costs and damages incurred by the Trust as a result of any violation of any applicable federal, state, or local predatory or abusive lending law arising from or in connection with the origination of any Mortgage Loans remaining in the Trust.

            "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            "Trust": The trust formed pursuant to the Trust Agreement.

            "Trust Agreement" or this "Agreement": The Trust Agreement, dated as of June 1, 2004, among the Depositor, the Trustee and the Custodian relating to the issuance of Certificates, and into which these Standard Terms are incorporated by reference.

            "Trust Estate": The segregated pool of assets sold and assigned to the Trustee for the benefit of the Certificateholders by the Depositor pursuant to the conveyance clause of the Trust Agreement.

            "Trust Receipt": A certification as to the completeness of each Trustee Mortgage Loan File substantially in the form of Exhibit A hereto provided by the Trustee (or the Custodian) pursuant to Section 2.02 hereof.

            "Trustee": The bank or trust company identified as the Trustee in the Trust Agreement, and its successors and assigns.

            "Trustee Investment Income": As set forth in Section 3.01(f).

            "Trustee Mortgage Loan File": With respect to each Mortgage Loan, unless otherwise provided in the Trust Agreement, collectively, the following documents, together with any other Mortgage Loan documents held by the Trustee or the related Custodian with respect to such Mortgage Loan:

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            (a) The original executed mortgage note endorsed, "Pay to the order of ________________ or in the name of the Trustee, JPMorgan Chase Bank, as trustee under a Trust Agreement, dated as of June 1, 2004, without recourse", and signed in the name of the Seller (or an affiliate of such Seller, if applicable) by an officer of such Seller (or an affiliate of such Seller, if applicable), or a Lost Document Affidavit with a copy of the original mortgage note attached; provided that unless otherwise provided in the related Sale Agreement, the words "JPMorgan Chase Bank, as trustee under a Trust Agreement, dated as of June 1, 2004" shall be inserted into the blank; and provided that the mortgage note shall include all intervening original endorsements showing a complete chain of title from the originator to such Seller (or an affiliate of such Seller, if applicable);

            (b) The original executed Mortgage, or a certified copy thereof, in either case with evidence of recording noted thereon;

            (c) The original assignment of each Mortgage from the related Seller (or its affiliate, if applicable) delivered in blank in recordable form;

            (d) The original or copy of a policy of title insurance, a certificate of title, or attorney's opinion of title (accompanied by an abstract of title), as the case may be, with respect to each Mortgage Loan;

            (e) Originals of any intervening assignments of the mortgage necessary to show a complete chain of title from the original mortgagee to the Seller, or certified copies thereof, in either case with evidence of recording noted thereon; provided that such intervening assignments may be in the form of blanket assignments, a copy of which, with evidence of recording noted thereon, shall be acceptable;

            (f) Originals of all modification agreements, or certified copies thereof, in either case with evidence of recording noted thereon if recordation is required to maintain the lien of the mortgage or is otherwise required, or, if recordation is not so required, an original or copy of any such modification agreement; and

            (g) To the extent applicable, (x) an original power of attorney, or a certified copy thereof, in either case with evidence of recordation thereon if necessary to maintain the lien on the Mortgage or if the document to which such power of attorney relates is required to be recorded, or, if recordation is not so required, an original or copy of such power of attorney, and (y) an original or copy of any surety agreement or guaranty agreement.

            Notwithstanding the foregoing, with respect to any power of attorney, mortgage, assignment, intervening assignment, assumption agreement, modification agreement or deed of sale for which a certified copy is delivered in accordance with the foregoing, the copy must be certified as true and complete by the appropriate public recording office, or, if the original has been submitted for recording but has not yet been returned from the applicable recording office, an officer of the Seller (or a predecessor owner, a title company, closing/settlement/escrow agent

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or company or closing attorney) must certify the copy as a true copy of the original submitted for recordation. Copies of blanket intervening assignments, however, need not be certified.

            "UCC": The Uniform Commercial Code as in effect in the jurisdiction that governs the interpretation of the substantive provisions of the Trust Agreement, as such Uniform Commercial Code may be amended from time to time.

            "Unpaid Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance payable by the related Borrower under the terms of the Note.

            "U.S. Person": (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury Regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

            "Voting Rights": With respect to any date of determination, the percentage of all the voting rights allocated among holders of the certificates (other than the Interest Only Certificates) will be 99% and will be allocated among the Classes of those Certificates in the proportion that the aggregate Class Principal Balance of a Class then outstanding bears to the aggregate Class Principal Balance of all Certificates then outstanding. With respect to any date of determination, the percentage of all the voting rights allocated among holders of the Interest Only Certificates will be 1% and will be allocated among the Classes of Interest Only Certificates in the proportion that the Notional Amount of a Class then outstanding bears to the aggregate Notional Amount of all Interest Only Certificates then outstanding. The voting rights allocated to a Class of Certificates will be allocated among all holders of that Class in proportion to the outstanding Certificate Principal Balances, or Notional Amount, of those Certificates.

            "Withholding Agent": The Trustee or its designated Paying Agent or other person who is liable to withhold federal income tax from a distribution on a Residual Certificate under Sections 1441 and 1442 of the Code and the Treasury Regulations thereunder.

                                   ARTICLE II

                               MORTGAGE LOAN FILES

            Section 2.01 Mortgage Loan Files. Pursuant to the Trust Agreement, the Depositor has sold to the Trustee without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans, any and all rights, privileges and benefits accruing to the

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Depositor under each Assignment Agreement, each Sale Agreement, and each Servicing Agreement with respect to the Mortgage Loans, including the rights and remedies with respect to the enforcement of any and all representations, warranties and covenants under such agreements and all other agreements and assets included or to be included in the Trust for the benefit of the Certificateholders as set forth in the conveyance clause of the Trust Agreement. Such assignment includes all of the Depositor's rights to Scheduled Payments on the Mortgage Loans due after the Cut-Off Date, and all other payments of principal (and interest) made on or after the Cut-Off Date that are reflected in the initial aggregate Class Principal Balance for a Trust.

            In connection with such transfer and assignment, the Depositor shall deliver, or cause to be delivered, to the Trustee or the Custodian on or before the Closing Date, with respect to each Mortgage Loan, the Trustee Mortgage Loan File that was delivered to such Custodian by the Servicer. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Depositor shall cause each such original recorded document or certified copy thereof, to be delivered to the Trustee or the related Custodian promptly following its recordation and return to the Depositor.

            Section 2.02 Acceptance by the Trustee. (a) By its execution of the Trust Agreement, the Trustee acknowledges and declares that it or the Custodian holds and will hold or has agreed to hold (in each case through the applicable Custodian) all documents delivered to it or any such Custodian from time to time with respect to a Mortgage Loan and all assets included in the definition of "Trust Estate" in the Trust Agreement in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee represents and warrants that (i) it acquired the Mortgage Loans on behalf of the Trust from the Depositor in good faith, for value, and without actual notice or actual knowledge of any adverse claim, lien, charge, encumbrance or security interest (including, without limitation, federal tax liens or liens arising under ERISA) (it being understood that the Trustee has not undertaken searches (lien records or otherwise) of any public records), (ii) except as permitted in the Trust Agreement, it has not and will not, in any capacity, assert any claim or interest in the Mortgage Loans and will hold (or its agent will hold) such Mortgage Loans and the proceeds thereof in trust pursuant to the terms of the Trust Agreement, and (iii) it has not encumbered or transferred its right, title or interest in the Mortgage Loans.

            (b) The Trustee will cause the Custodian to review, for the benefit of the Certificateholders and the parties hereto, each Trustee Mortgage Loan File and deliver to the Trustee (with a copy to the Depositor) on the Closing Date a Trust Receipt with respect to each Mortgage Loan to the effect that, except as specifically noted on a schedule of exceptions thereto (the "Exceptions List"):

            (i) all documents required to be delivered to it pursuant to clause (a) through (e) of the definition of Trustee Mortgage Loan File are in the Trustee's or Custodian's possession;

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            (ii) all documents required to be delivered to it pursuant to clause (f) of the definition of Trustee Mortgage Loan File are in the Trustee's or Custodian's possession, provided that

                  (A) the Custodian shall have no obligation to verify the receipt of any such documents the existence of which was not made known to the Custodian by the Trustee Mortgage Loan File, and

                  (B) the Custodian shall have no obligation to determine whether recordation of any such modification is necessary;

            (iii) all powers of attorney required to be delivered to it pursuant to clause (g) of the definition of Trustee Mortgage Loan File are in the Custodian's possession, provided that

                  (A) the Custodian shall have no obligations to verify the receipt of any such documents the existence of which was not made known to the Custodian by the Trustee Mortgage Loan File, and

                  (B) the Custodian shall have no obligation to determine whether recordation of any such power of attorney is necessary (except that the Custodian shall conclude that if the document to which such power of attorney relates is a mortgage, interim assignment, assignment or a document that was recorded, then the Custodian shall conclude that such power of attorney should have been recorded);

            (iv) all documents have been examined by the Custodian and appear regular on their face and to relate to the Mortgage Loans; and

            (v) that each mortgage note has been endorsed and each assignment of mortgage has been assigned as described in the definition of Trustee Mortgage Loan File, provided that the Custodian shall have no obligation to confirm that the assignments are in recordable form.

            In making the verification required by this Section 2.02(b), the Custodian may rely conclusively on the Mortgage Loan Schedule attached hereto, and the Custodian shall have no obligation to independently verify the correctness of such Mortgage Loan Schedule.

            (c) It is understood that before delivering the Trust Receipt, the Custodian, on behalf of the Trustee, shall examine the Mortgage Loan Documents to confirm the following (and shall report any exceptions to these confirmations in the Exceptions Report attached to the Trust Receipt):

            (i) each mortgage note, mortgage, assumption, modification, guaranty, power of attorney and deed of sale bears a signature or signatures that appear to be original and that purport to be that of the Person or Persons named as the maker and mortgagor/trustor or, if photocopies are permitted, that such copies bear a reproduction of such signature or signatures;

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            (ii) except for the endorsement required pursuant to clause (a) of the definition of Trustee Mortgage Loan File, neither the mortgage nor any assignment, on the face or the reverse side(s) thereof, contains evidence of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer;

            (iii) the principal amount of the indebtedness secured by the mortgage is identical to the original principal amount of the mortgage note;

            (iv) the interest rate shown on the Mortgage Loan Schedule is identical to the interest rate shown on the mortgage note;

            (v) the assignment of the mortgage from the related Seller (or its affiliate, if applicable) to the Trustee is in the form required pursuant to clause (c) of the definition of Trustee Mortgage Loan File, and bears the signature of the related Seller (or its affiliate, if applicable) that appears to be an original and any other necessary party or, if photocopies are permitted, such copies bear a reproduction of such signature or signatures;

            (vi) if intervening assignments are included in the Trustee Mortgage Loan File, each such intervening assignment bears the signature of the mortgagee and/or the assignor (and any other necessary party) that appears to be an original or, if photocopies are permitted, that such copies bear a reproduction of such signature or signatures; and

            (vii) the title insurance policy or certificate of title is for an amount not less than the original principal amount of the related note.

            (d) Prior to the first anniversary date of the Closing Date, the Custodian shall deliver to the Depositor, the Trustee and each Servicer a Final Certification evidencing the completeness of the Trustee Mortgage Loan File for each Mortgage Loan, with any applicable exceptions noted on such Certification.

            (e) No later than the fifth Business Day of each month, commencing the first month following the month in which the Closing Date occurs, the Custodian shall deliver to each Servicer (or such other party responsible for recordation of any Mortgages and/or assignments as specified in the related Servicing Agreement), and the Depositor in hard copy format (and, if requested, in electronic format), the Exceptions List, updated to remove exceptions cured since the Closing Date. In addition, such monthly reports shall list any document with respect to which the related Seller delivered a copy certifying that the original had been sent for recording, until such time as the related Seller or Servicer delivers to the Trustee (or Custodian) the original of such document or a copy thereof certified by the appropriate public recording office.

            (f) In lieu of taking possession of the Trustee Mortgage Loan Files and reviewing such files itself, the Trustee shall, in accordance with
Section 8.11 hereof, appoint one or more Custodians to hold the Trustee Mortgage Loan Files on its behalf and to review them as provided in this Section 2.02. The Depositor shall, upon notice of the appointment of a Custodian, deliver or cause to be delivered all documents to the Custodian that would otherwise be deliverable to the Trustee. In such event, the Trustee shall obtain from each such Custodian, within the specified times, the Trust Receipt and the Final Certifications with respect to those

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Mortgage Loans held and reviewed by such Custodian and may deliver (or cause the Custodian to deliver) such Certifications and electronically deliver Reports to the Depositor in satisfaction of the Trustee's obligation to prepare such Certifications and Reports (it being understood that absent actual knowledge to the contrary, the Trustee may conclusively rely on the certifications provided by such Custodian). The Trustee shall notify the Custodian of any notices delivered to the Trustee with respect to those Trustee Mortgage Loan Files.

            (g) To the extent a Servicer requests the consent of the Trust with respect to any servicing-related matter for which the applicable Servicer is required to seek consent under the applicable Servicing Agreement, the Trustee, upon written request, shall promptly or within the time frame specified in such Servicing Agreement, if any, evaluate such request for consent in the best interest of the Trust and the Certificateholders, and grant or withhold such consent accordingly.

            Section 2.03 Purchase of Mortgage Loans by a Servicer, a Seller, GSMC or the Depositor.

            (a) Servicer Breach. In addition to taking any action required pursuant to Section 7.01 hereof, upon discovery by a Responsible Officer of the Trustee of any breach by the Servicer of any representation, warranty or covenant under the related Servicing Agreement, which breach materially and adversely affects the value of any Mortgage Loan or the interest of the Trust therein (it being understood that any such breach shall be deemed to have materially and adversely affected the value of the related Mortgage Loan or the interest of the Trust therein if the Trust incurs or may incur a loss as a result of such breach), the Trustee shall promptly request that the Servicer cure such breach, and if the Servicer does not cure such breach in all material respects by the end of the cure period set forth in the related Servicing Agreement, shall enforce the Servicer's obligation under such Servicing Agreement to purchase such Mortgage Loan from the Trustee. Notwithstanding the foregoing, however, if such breach results in or is a Qualification Defect, such cure, purchase or substitution must take place within 75 days of the Defect Discovery Date.

            (b) Sellers' Breach. Upon discovery by a Responsible Officer of the Trustee or notice to the Trustee of any defective or missing document (as described in the related Sale Agreement) in a Trustee Mortgage Loan File, or of any breach by any Seller of any representation, warranty or covenant under the related Sale Agreement, which defect or breach materially and adversely affects the value of any Mortgage Loan or the interest of the Trust therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Mortgage Loan or the interest of the Trust therein if the Trust incurs a loss as a result of such defect or breach), the Trustee shall promptly request that such Seller cure such defect or breach and, if such Seller does not cure such defect or breach in all material respects by the end of the cure period specified in such Sale Agreement and any extension of the cure period granted as permitted by such Sale Agreement, shall enforce such Seller's obligation under such Sale Agreement to purchase such Mortgage Loan from the Trustee.

            In the event any Servicer has breached a representation or warranty under the related Servicing Agreement that is substantially identical to a representation or warranty

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breached by a Seller, the Trustee shall first proceed against such Servicer. If the Servicer does not within 60 days (or such other period provided in the related Servicing Agreement) after notification of the breach, either take steps to cure such breach (which may be evidenced by a certificate asking for an extension of time in which to effectuate a cure) or complete the purchase of the Mortgage Loan, then (i) the Trustee shall enforce the obligations of the Seller under the related Sale Agreement to cure such breach or to purchase the Mortgage Loan from the Trust, and (ii) such Seller shall succeed to the rights of the Trustee to enforce the obligations of the Servicer to cure such breach or repurchase such Mortgage Loan under the Servicing Agreement with respect to such Mortgage Loan.

            Notwithstanding the foregoing, however, if any breach of a representation or warranty by the Servicer or of a Seller is a Qualification Defect, a cure or purchase must take place within 75 days of the Defect Discovery Date.

            (c) GSMC Breach. Upon its discovery or notice to it of any breach by GSMC of any representation, warranty or covenant under any Assignment Agreement which materially and adversely affects the value of any Mortgage Loan or the interest of the Trust therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Mortgage Loan or the interest of the Trust therein if the Trust incurs a loss as a result of such defect or breach), the Trustee shall promptly request that GSMC cure such breach and, if GSMC does not cure such breach in all material respects within 90 days from the date on which it is notified of the breach, shall enforce GSMC's obligation under such Assignment Agreement to purchase such Mortgage Loan from the Trustee.

            (d) Depositor Breach. Within 90 days of the earlier of its discovery or receipt of notice by the Depositor of the breach of any of its representations or warranties set forth in Section 2.04 hereof with respect to any Mortgage Loan, which breach materially and adversely affects the value of the related Mortgage Loan or the interest of the Trust therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Mortgage Loan or the interest of the Trust therein if the Trust incurs a loss as a result of such defect or breach), the Depositor shall (i) cure such breach in all material respects, or (ii) purchase the Mortgage Loan from the Trustee.

            In the event the Depositor has breached a representation or warranty under Section 2.04 hereof that is substantially identical to a representation or warranty breached by a Servicer or Seller, the Trustee shall first proceed against the applicable Servicer or Seller, as appropriate. If such Servicer or Seller, as appropriate, does not within the cure period set forth in the related Sale Agreement or Servicing Agreement, as applicable, either take steps to cure such breach (which may be evidenced by a certificate asking for an extension of time in which to effectuate a cure) or complete the purchase of or substitution for the Mortgage Loan, then (i) the Trustee shall enforce the obligations of the Depositor to cure such breach or to purchase the Mortgage Loan from the Trust, and (ii) the Depositor shall succeed to the rights of the Trustee to enforce the obligations of such Servicer or Seller to cure such breach or repurchase such Mortgage Loan under the related Servicing Agreement or Sale Agreement, as applicable, with respect to such Mortgage Loan.

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            Notwithstanding the foregoing, however, if any breach of a representation or warranty by the Depositor is a Qualification Defect, a cure or purchase must take place within 75 days of the Defect Discovery Date.

            (e) Purchase Price. The purchase of any Mortgage Loan from the Trust pursuant to this Section 2.03 shall be effected for its Purchase Price. If the Purchaser is the related Servicer, the Purchase Price shall be deposited in the Collection Account. If the Purchaser is other than such Servicer, an amount equal to the Purchase Price shall be deposited into the Certificate Account. Within five Business Days of its receipt of such funds or certification by the appropriate Servicer that such funds have been deposited in the related Collection Account, the Trustee shall release or cause the applicable Custodian to release to the Purchaser or its designee the related Trustee Mortgage Loan File and, at the request of the Purchaser, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, in form as presented by the Purchaser and satisfactory to the Trustee, as shall be necessary to vest in the Purchaser title to any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Trustee Mortgage Loan File.

            (f) Determination of Purchase Price. The Trustee will be responsible for determining the Purchase Price for any Mortgage Loan that is sold by the Trustee on behalf of the Trust or with respect to which provision is made for the escrow of funds pursuant to this Section 2.03 and shall at the time of any purchase or escrow certify such amounts to the Depositor; provided that the Trustee may consult with the Servicer to determine the Purchase Price unless the Servicer is the Purchaser of such Mortgage Loan. If, for whatever reason, the Trustee shall determine that there is a miscalculation of the amount to be paid to the Trust, the Trustee shall from monies in the REMIC I Distribution Account return any overpayment that the Trust received as a result of such miscalculation to the applicable Purchaser upon the discovery of such overpayment, and the Trustee shall collect from the applicable Purchaser for deposit to the REMIC I Distribution Account any underpayment that resulted from such miscalculation upon the discovery of such underpayment. Recovery may be made either directly or by set-off of all or any part of such underpayment against amounts owed by the Trust to such Purchaser.

            (g) Qualification Defect. If (A) any person required to cure or purchase under subsections 2.03(a), 2.03(b), 2.03(c) or 2.03(d) of these Standard Terms or under a separate agreement for a Mortgage Loan affected by a Qualification Defect fails to perform within the earlier of (1) 75 days of the Defect Discovery Date or (2) the time limit set forth in those subsections or that separate agreement or (B) no person is obligated to cure or purchase a Mortgage Loan affected by a Qualification Defect, the Trustee shall dispose of such Mortgage Loan in such manner and for such price as the Trustee determines are appropriate, provided that the removal of such Mortgage Loan occurs no later than the 90th day from the Defect Discovery Date. If the Servicer is not the person required to cure or repurchase the Mortgage Loan, the Trustee may consult with such Servicer to determine an appropriate manner of disposition for and price for such Mortgage Loan. It is the express intent of the parties that a Mortgage Loan affected by a Qualification Defect be removed from the Trust by the 90th day from the Defect Discovery Date so that the related REMIC(s) will continue to qualify as a REMIC. Accordingly, the Trustee is not required to sell an affected Mortgage Loan for its fair market value nor shall the Trustee be required to make up any shortfall resulting from the sale of such Mortgage Loan.

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The person failing to perform under subsections 2.03(a), 2.03(b), 2.03(c) or 2.03(d) of these Standard Terms shall be liable to the Trust for (i) any difference between (A) the Unpaid Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon at the Note Rate to the date of disposition and (B) the net amount received by the Trustee from the disposition (after the payment of related expenses), (ii) interest on such difference at the Note Rate (less the Administrative Cost Rate) from the date of disposition to the date of payment and (iii) any legal and other expenses incurred by or on behalf of the Trust in seeking such payments. The Trustee shall pursue the legal remedies of the Trust on the Trust's behalf and the Trust shall reimburse the Trustee for any legal or other expenses of the Trustee related to such pursuit not recovered from such person.

            (h) Unless otherwise provided in the applicable Sale Agreement, and notwithstanding Section 2.03(b) hereof, if a Seller concludes at the end of any applicable cure period (and any extension thereof) that a document required to be included in the Trustee Mortgage Loan File cannot be found or replaced, the Seller may, in lieu of immediately repurchasing the related Mortgage Loan, provide (a) a Lost Document Affidavit and (b) Opinion of Counsel that the missing document does not constitute a Qualification Defect. In that event, the Trustee shall not require such Seller immediately to repurchase the Mortgage Loan, but, if at any time there is any loss, liability, or damage, including reasonable attorney's fees, resulting from the unavailability of any originals of any such documents or of a complete chain of intervening endorsements, as the case may be (collectively, "Losses"), the Trustee shall enforce the Seller's obligation to indemnify the Trust for such Losses.

            (i) Notices. Any Person required under this Section 2.03 to give notice or to make a request of another Person to give notice shall give such notice or make such request promptly.

            (j) No Other Enforcement Obligation. Except as specifically set forth herein, the Trustee shall have no responsibility to enforce any provision of a Sale Agreement, Servicing Agreement or Assignment Agreement assigned to it hereunder, to oversee compliance thereof, or to take notice of any breach or default thereof. No successor servicer shall have any obligation to repurchase a Mortgage Loan except to the extent specifically set forth in the Servicing Agreement signed by such substitute servicer.

            Section 2.04 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Trustee that as of the Closing Date or as of such other date specifically provided herein:

            (a) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to enter into and perform its obligations under the Trust Agreement;

            (b) The Trust Agreement has been duly executed and delivered by the Depositor, and, assuming due authorization, execution and delivery by the Trustee and the Custodian, constitutes a legal, valid and binding agreement of the Depositor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or

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other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

            (c) The execution, delivery and performance by the Depositor of the Trust Agreement and the consummation of the transactions contemplated thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date thereof;

            (d) The execution and delivery of this Trust Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery by the Depositor of the Trust Agreement, nor the consummation by the Depositor of the transactions therein contemplated, nor consummation of the transactions therein contemplated, nor compliance by the Depositor with the provisions thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of the articles of incorporation or by-laws of the Depositor or any law, governmental rule or regulation or any judgment, decree or order binding on the Depositor or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Depositor is a party or by which it is bound;

            (e) There are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by the Trust Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially adversely affect its ability to perform its obligations under the Trust Agreement;

            (f) Except for the sale to the Trustee, the Depositor has not assigned or pledged any mortgage note or the related mortgage or any interest or participation therein;

            (g) The Depositor has acquired its ownership in the Mortgage Loans in good faith and without notice of any adverse claim; and

            (h) The Depositor has not canceled, satisfied or subordinated in whole or in part, or rescinded any Mortgage, and the Depositor has not released any Mortgaged Premise from the lien of the related mortgage, in whole or in part, nor has the Depositor executed an instrument that would effect any such release, cancellation, subordination or rescission.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Trustee Mortgage Loan Files to the Trustee (or the Custodian) and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment. Upon the discovery by the Depositor or the Trustee of a breach of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties to the Trust Agreement, and in no event later than two Business Days from the date of such discovery. It is understood and agreed that the obligations of the Depositor set forth in
Section 2.03(d) to cure or repurchase a Mortgage Loan constitute the sole remedies available to the Certificateholders or to the Trustee on their behalf

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respecting a breach of the representations and warranties contained in this
Section 2.04. It is further understood and agreed that the Depositor shall be deemed not to have made the representations and warranties in this Section 2.04 with respect to, and to the extent of, representations and warranties made, as to the matters covered in this Section 2.04, by the Servicer in any Servicing Agreement or the Seller in any Sale Agreement assigned to the Trustee.

            It is understood and agreed that the Depositor has made no representations or warranties to the Trust other than those contained in this
Section 2.04. GSMC has made no representations or warranties to the Trust other than those in any Assignment Agreement, or in any Sale Agreement under which GSMC is acting as Seller, and no other Affiliate of the Depositor has made any representations or warranties of any kind to the Trust. Neither the Depositor, GSMC, nor any of the directors, officers, employees or agents of either such entity shall be under any liability to the Trust or the Certificateholders and all such Persons shall be indemnified and held harmless by the Trust for any claims, losses, penalties, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that such Persons may sustain as a result of or arising out of or based upon any breach of a representation, warranty or covenant made by any Servicer or Seller or any failure by any Servicer or Seller to perform its obligations in strict compliance with the terms of the related Servicing or Sale Agreement or the failure of the Trustee to perform its duties hereunder; provided, however, that this provision shall not protect the Depositor against any breach of warranties or representations made in Section
2.04 herein, or the Depositor against any breach of representations or warranties made in any Assignment Agreement or Sale Agreement.

                                   ARTICLE III

                           ADMINISTRATION OF THE TRUST

            Section 3.01 The Collection Accounts; the Distribution Accounts and the Certificate Account.

            (a)   Servicer Remittances.

            (i) On or prior to the Closing Date, the Servicers shall have established one or more separate Collection Accounts as provided in the related Servicing Agreement, each of which shall be an Eligible Account. All Monthly Payments and other amounts collected by each Servicer on the Mortgage Loans, shall, to the extent provided in the related Servicing Agreement, be deposited by such Servicer within one Business Day of receipt (or within 2 Business Days in the case of Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds) into the related Collection Account.

            (ii) On each Servicer Remittance Date, each Servicer is required to remit to the Trustee all payments received during the related Due Period or Prepayment Period in respect of the Mortgage Loans serviced by it, less certain deductions as described herein and in each Servicing Agreement. The amounts remitted by each Servicer to the Trustee shall be credited to the REMIC I Distribution Account within one Business Day of the date of receipt thereof.

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            (iii) On each Distribution Date, amounts on deposit in the REMIC I Distribution Account (net of any expenses or amounts payable to the Trustee under Section 9.05 hereof) will be allocated by the Trustee to pay amounts due on the REMIC I Interests, in accordance with Section 2.03(b) of the Trust Agreement. On each Distribution Date, amounts on deposit in the REMIC II Distribution Account (net of any expenses payable to the Trustee under Section 9.05 hereof) will be allocated by the Trustee to pay amounts due on the REMIC II Interests, in accordance with Section 2.03(c). Such amounts will then be passed through the REMIC II Distribution Account and to the Certificate Account for distribution to the Certificateholders in accordance with Section 3.01 of the Trust Agreement.

            (b) Accounts. The Trustee shall establish and maintain one or more Eligible Accounts in its own name for the benefit of the Certificateholders. The account held by the REMIC that directly owns the Mortgage Loans shall be the "REMIC I Distribution Account" and the account held by the REMIC that owns all interests in the REMIC I shall be the "REMIC II Distribution Account." In addition, the Trustee shall establish and maintain an account for the benefit of the Certificateholders into which it shall deposit all amounts to be distributed on each Distribution Date to the Certificateholders (the "Certificate Account"). Each account shall be an Eligible Account. On each Distribution Date, the Trustee shall deposit into the REMIC I Distribution Account the following amounts, to the extent not previously deposited therein:

            (i) all amounts remitted by the Servicers to the Trustee pursuant to Section 3.01(a);

            (ii)  all P&I Advances made pursuant to Section 3.05;

            (iii) the amount (if any) required to effect a Terminating Purchase pursuant to Section 9.02 and received from the Depositor (or other party causing the Terminating Purchase); and

            (iv) the amount, if any, required to be deposited from any Reserve Fund, as provided in the Trust Agreement.

            (c) Deposits. In the event a Servicer has remitted to the REMIC I Distribution Account, in error, any amount not required to be remitted in accordance with the definition of Available Distribution Amount, the Servicer may at any time direct the Trustee to withdraw such amount from such account for repayment to the Servicer by delivery of an Officer's Certificate to the Trustee which describes the amount deposited in error and the Trustee shall withdraw such amount from the REMIC I Distribution Account and pay such amount as directed, but only to the extent it agrees that the amount so described was deposited in error.

            (d) Withdrawal. On each Distribution Date, the Trustee shall transfer the Available Distribution Amount on deposit in the REMIC I Distribution Account to the REMIC II Distribution Account and then to the Certificate Account in accordance with the amounts set forth in the statement prepared pursuant to Section 4.01 and shall distribute such amounts to Holders of the Certificates, in accordance with Article III of the Trust Agreement, in the order of priority set forth therein.

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            (e) Accounting. The Trustee shall keep and maintain separate accounting (to the extent provided to it by each Servicer), on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and from the REMIC I Distribution Account. No later than 21 days after each Distribution Date, the Trustee shall, upon written request, forward to the Depositor a statement setting forth the balance of the REMIC I Distribution Account as of the close of business on the last day of the month of the Distribution Date and showing, for the one calendar month covered by the statement, any deposits and or withdrawals from the REMIC I Distribution Account.

            (f) Investments by the Trustee. Any investment by the Trustee of amounts received hereunder shall be in Permitted Investments only. All income and gain realized from any such investment of amounts in the REMIC I Distribution Account for the period beginning on each Remittance Date and ending (but excluding) the second day prior to the next Distribution Date, or, if such day is not a Business Day, the immediately preceding Business Day (the "Depositor Investment Income") shall be for the benefit of the Depositor as compensation for its ongoing compliance duties hereunder and shall be remitted by the Trustee to the Depositor on such Distribution Date. All income and gain realized from investments of amounts deposited for the period beginning on (and including) the second day prior to each Distribution Date (or, if such day is not a Business Day, the immediately preceding Business Day) and ending on and including the day prior to such Distribution Date (the "Trustee Investment Income") shall be for the benefit of the Trustee. The Depositor Investment Income and Trustee Investment Income shall be subject to withdrawal on order from time to time. In the event of a loss or reduction in the amount to be remitted by the Trustee on the Distribution Date because of a loss on a Permitted Investment, the Trustee shall be required to deposit the amount of such loss into the REMIC I Distribution Account or the Certificate Account, as applicable, within one Business Day of realization of such loss from its own funds without reimbursement.

            Section 3.02 Filings with the Commission. No later than ten Business Days prior to the date on which any Annual Report on Form 10-K with respect to the Trust is required to be filed, the Trustee shall deliver to the Depositor an officer's certificate in the form set forth in Exhibit H. The Trustee shall prepare or cause to be prepared for filing with the Securities and Exchange Commission (other than the initial Current Report on Form 8-K, which is to be filed by the Depositor in connection with the issuance of the Certificates) and the Depositor shall sign and certify any and all reports, statements and information relating to the Trust and/or the Certificates required to be filed, and shall solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited, pursuant to the Securities Exchange Act of 1934, as amended, and the rules thereunder ("1934 Act Documents"). Upon execution and certification of the 1934 Act Documents by the Depositor, the Trustee shall file such documents with the Securities and Exchange Commission. Unless otherwise advised by the Depositor, the Trustee shall assume that all 1934 Act Documents shall consist of only the following: Form 8-K reports attaching the Remittance Report, to be filed each month beginning in July 2004, a Form 15D to be filed no later than January 30, 2005 (provided, however, that if the criteria for filing a Form 15D are not met, the Trustee shall continue filing the monthly and annual forms), and a Form 10-K to be filed each March beginning in March 2005. The Trustee shall promptly file no-action requests prepared by the Depositor with, or request other appropriate exemptive relief from, the Securities and Exchange Commission seeking the usual and customary exemption from such reporting requirements granted to issuers of securities similar to the

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Certificates if and to the extent the Depositor shall deem any such relief to be necessary or appropriate and directs the Trustee to do so at the expense of the Depositor. Unless otherwise advised by the Depositor, the Trustee shall assume that the Depositor is in compliance with the preceding sentence. In no event shall the Trustee have any liability for the execution or content of any 1934 Act Document. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor it being agreed and understood that the Trustee shall not be required to execute any Form 10-K on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to the Trust Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Securities and Exchange Commission.

            Section 3.03 Trustee to Cooperate; Release of Mortgage Files. The Trustee, shall, if requested by any Servicer, execute a power of appointment pursuant to which the Trustee shall authorize, make, constitute and appoint designated officers of the Servicer with full power to execute in the name of the Trustee (without recourse, representation or warranty) any deed of reconveyance, any substitution of trustee documents or any other document to release, satisfy, cancel or discharge any Mortgage or Mortgage Loan serviced by such Servicer upon its payment in full or other liquidation; provided, however, that such power of appointment shall be limited to the powers limited above; provided, further, that such Servicer shall have agreed to promptly forward to the Trustee for its files copies of all documents executed pursuant to such power of appointment.

            Pursuant to the Custodial Agreement, the Servicer may submit a Request for Release to have delivered to it the related Trustee Mortgage Loan File and a release of the Mortgaged Property from the lien of the Mortgage. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to a Collection Account, the REMIC I Distribution Account or the Certificate Account.

            Upon receipt of any other Request for Release for purposes of servicing a Mortgage Loan, including but not limited to, collection under any Insurance Policy, title insurance policy, primary mortgage insurance policy, flood insurance policy or hazard insurance policy or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Trustee, within five Business Days of receipt of such Request for Release, shall release, or shall cause the Custodian to release, the related Trustee Mortgage Loan File to the Servicer. Upon receipt of an Officer's Certificate of the Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Trustee (or the Custodian) to the Servicer.

            Any Servicer may execute a written certification to have delivered to it, pursuant to the Custodial Agreement, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal

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action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity.

      Section 3.04 Amendments to Servicing Agreement. Each Servicing Agreement may be amended or supplemented from time to time by the related Servicer and the Trustee without the consent of any of the Certificateholders to (a) cure any ambiguity, (b) correct or supplement any provisions therein which may be inconsistent with any other provisions therein, (c) modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust (or certain assets thereof) as one or more REMICs, at all times that any Certificates are outstanding, (d) conform the terms of the Servicing Agreement to the terms described in the Prospectus dated March 24, 2004, together with the Prospectus Supplement thereto dated June 23, 2004, or (e) make any other provisions with respect to matters or questions arising under such Servicing Agreement or matters arising with respect to the servicing of the Mortgage Loans which are not covered by such Servicing Agreement which shall not be inconsistent with the provisions of such Servicing Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder. Any such amendment or supplement shall be deemed not to adversely affect in any material respect any Certificateholder if there is delivered to the Trustee written notification from each Rating Agency that rated the applicable Certificates to the effect that such amendment or supplement will not cause that Rating Agency to reduce or qualify the then current rating assigned to such Certificates, as well as an Opinion of Counsel that such amendment or supplement will not result in the loss by the Trust or the assets thereof of REMIC status or result in the imposition of any taxes on the Trust or any REMIC.

      Each Servicing Agreement may also be amended from time to time by the related Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (B) adversely affect in any material respect the interests of the Holders of any Class of Certificates, or (C) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, unless each Holder of a Certificate affected by such amendment consents. For purposes of the giving or withholding of consents pursuant to this Section 3.04, Certificates registered in the name of the Depositor or an Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

      Upon delivery of a written request to the Trustee together with a certification from the Servicer that any such amendment or supplement is permitted hereunder, the Trustee may join in any such amendment or supplement.

      Promptly after the execution of any such amendment the Trustee shall notify each Certificateholder of such amendment and, upon written request, shall furnish a copy of such amendment to each Certificateholder.

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      It shall not be necessary for the consent of Certificateholders under this
Section 3.04 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe. Prior to consenting to any amendment pursuant to this Section 3.04, the Trustee shall be entitled to receive an Opinion of Counsel (at the expense of the party requesting the amendment) that such amendment is authorized and permitted pursuant to the terms of this Trust Agreement and the applicable Servicing Agreement.

      Section 3.05 Monthly Advances. (a) Under the terms of each Servicing Agreement, on the Business Day prior to each Servicer Remittance Date, the related Servicer is obligated to make a Monthly Advance with respect to any delinquencies as of the related Distribution Date, unless such Servicer furnishes to the Trustee, an Officer's Certificate evidencing the determination by such Servicer, in its reasonable judgment, that such Monthly Advance would be non-recoverable in accordance with the applicable Servicing Agreement with respect to such Mortgage Loan (a "Non-Recoverability Certificate"). If (i) a Servicer reports a delinquency on a Remittance Report, and (ii) such Servicer, by 11 a.m. (New York Time) on the related Distribution Date, neither makes a Monthly Advance nor provides the Trustee with a Non-Recoverability Certificate with respect to such delinquency, then subject to paragraph (b) below, the Trustee shall deposit, from its own funds on the related Remittance Date, the amount of such Monthly Advance not made by the Servicer into the Certificate Account for distribution to Certificateholders as provided in the Trust Agreement. Notwithstanding the foregoing, if the Trustee, in its reasonable judgment, determines that such Monthly Advance would be non-recoverable from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or otherwise with respect to such Mortgage Loan, then the Trustee shall not be obligated to make such Monthly Advance.

      (b) Each Servicer is obligated under the applicable Servicing Agreement to remit to the Trustee the required remittance on each Servicer Remittance Date. If (i) a Servicer fails to remit such remittance on any Servicer Remittance Date, and (ii) such failure is not cured by 11 a.m. (New York Time) on the related Distribution Date, then, to the extent permitted by the related Servicing Agreement, the Trustee shall withdraw the amount of such required remittance from such Collection Account, to the extent that such amount is on deposit in such Collection Account, and shall deposit such amount in the Certificate Account.

      (c) All Monthly Advances, (together with, in the case of the Trustee, interest thereon at a rate equal to the prevailing Prime Rate plus 2.0%), shall be reimbursable to the related Servicer or the Trustee, as the case may be, on a first priority basis from deposits to the Collection Account of late collections, Insurance Proceeds, Liquidation Proceeds and Condemnation Proceeds from the related Mortgage Loan as to which a Monthly Advance has been made. The Trustee's right to reimbursement as provided in this paragraph (c) shall not negate its obligation to continue to make Monthly Advances as provided in paragraph (a) of this Section 3.05. To the extent Monthly Advances are not recoverable as set forth in the first sentence of this paragraph (c), the Trustee, as the case may be, shall be entitled to recover such Monthly Advances as provided in Section 3.01(b).

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      (d) To the extent that a Servicer is required to pay penalty interest pursuant to the Servicing Agreement, and the Trustee makes any Monthly Advance, the Trustee in its individual capacity shall be entitled to retain such penalty interest.

      Section 3.06 Enforcement of Servicing Agreement. Subject to Article VIII hereof, the Trustee agrees to comply with the terms of each Servicing Agreement and to enforce the terms and provisions thereof against the related Servicer for the benefit of the Certificateholders.

                                   ARTICLE IV

                    REPORTING/REMITTING TO CERTIFICATEHOLDERS

      Section 4.01 Statements to Certificateholders. On each Distribution Date, the Trustee shall prepare a statement as to the distributions to be made on such date (the "Distribution Statement"), based substantially on information provided by the Servicers in the related Remittance Reports, and on each Distribution Date, such statement will be made available at a website located at http://www.jpmorgan.com/sfr to the Depositor and each Certificateholder, setting forth:

      (a) the class factor for each Class of Certificates;

      (b) the aggregate Scheduled Principal Balance of each pool and/or group of Mortgage Loans;

      (c) the Available Distribution Amount and the Principal Prepayment Amount for such Distribution Date;

      (d) [Reserved];

      (e) the amount of such distributions to the Holders of Certificates of such Class to be applied to reduce the Class Principal Balance thereof, separately identifying the amounts, if any, of any Payoffs, Principal Prepayments made by the Borrower, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds;

      (f) the amount of such distributions to the Holders of Certificates of such Class allocable to interest, and the Certificate Rate applicable to each Class (separately identifying (i) the amount of such interest accrued during the calendar month preceding the month of such Distribution Date, and (ii) the amount of interest from previous calendar months;

      (g) the aggregate amount of Servicing Fees and other fees and expenses paid or to be paid out of the Available Distribution Amount for such Distribution Date;

      (h) if applicable, the aggregate amount of outstanding Monthly Advances included in such distributions, the aggregate amount of Monthly Advances reimbursed during the calendar month preceding the Distribution Date and the aggregate amount of unreimbursed Monthly Advances at the close of business on such Distribution Date;

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      (i) if applicable, the aggregate amount of outstanding Monthly Advances included in such distributions, and the aggregate amount of Monthly Advances reimbursed to the Trustee during the calendar month preceding the Distribution Date;

      (j) [Reserved];

      (k) the number and aggregate Scheduled Principal Balance of the Mortgage Loans outstanding as of the last Business Day of the calendar month preceding such Distribution Date;

      (l) the number and aggregate Scheduled Principal Balance of Mortgage Loans as reported to the Trustee by the Servicer, (i) that are current, 30 days contractually delinquent, 60 days contractually delinquent, 90 days contractually delinquent or 120 days or more contractually delinquent), (ii) as to which foreclosure proceedings have been commenced, and (iii) as to which the Borrower is subject to a bankruptcy proceeding;

      (m) with respect to any mortgaged property acquired on behalf of Certificateholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the Scheduled Principal Balance of the related Mortgage Loan as of the last Business Day of the calendar month preceding the Distribution Date;

      (n) the aggregate Class Principal Balance of each Class of Certificates (and, in the case of any Certificate with no Class Principal Balance, the notional amount of such Class) after giving effect to the distributions to be made on such Distribution Date, and separately identifying any reduction thereof on account of Realized Losses;

      (o) the aggregate amount of (i) Payoffs and Principal Prepayments made by Borrowers, (ii) Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, and (iii) Realized Losses incurred during the related Prepayment Period;

      (p) the aggregate amount of any Mortgage Loan that has been repurchased from the Trust;

      (q) the aggregate Shortfall, if any, allocated to each Class of Certificates at the close of business on such Distribution Date;

      (r) the Certificate Rate for each Class of Certificates applicable to such Distribution Date;

      (s) the Senior Percentages, the Senior Prepayment Percentages, the Subordinate Percentages and the Subordinate Prepayment Percentages, if any, for such Distribution Date;

      (t) in the case of a Trust with respect to which one or more REMIC elections have been or will be made, any reports required to be provided to Holders by the REMIC Provisions; and

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      (u) such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns.

      In the case of information furnished pursuant to clauses (a) through (c) above, the amounts shall be expressed, with respect to any Certificate, as a dollar amount per $1,000 denomination; provided, however, that if any Class of Certificates does not have a Class Principal Balance, then the amounts shall be expressed as a dollar amount per 10% Percentage Interest.

      In addition to the Distribution Date report specified above, the Trustee shall prepare and make available to each Holder of a Residual Certificate, if any, on each Distribution Date a statement setting forth the amounts actually distributed with respect to the Residual Certificates of such Class on such Distribution Date, and the aggregate Class Principal Balance, if any, of the Residual Certificates of such Class after giving effect to any distribution made on such Distribution Date, separately identifying the amount of Realized Losses allocated to such Residual Certificates of such Class on such Distribution Date.

      Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare and furnish a statement, containing the information set forth in clauses (a) through (c) above, to each Person who at any time during the calendar year was a Holder that requests such statement, aggregated for such calendar year or portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

      Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare and shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement, upon request, containing the information provided pursuant to the second preceding paragraph aggregated for such calendar year thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

      Section 4.02 Remittance Reports and other Reports from the Servicers. To the extent received from the Servicers, the Trustee shall make the information in each Remittance Report available to the Depositor, the Trustee or any Certificateholder upon written request therefor. In addition, upon written request from the Depositor or any Certificateholder (such party, the "Requesting Party"), the Trustee shall use commercially reasonable efforts to obtain from the Servicers and subsequently provide to the Requesting Party any other reports or information that may be obtained by the Trustee from any Servicer pursuant to the related Servicing Agreement; provided, however, that if the Trustee incurs costs pursuant to the Servicing Agreement with respect to any particular request, the Trustee shall be entitled to reimbursement from the Requesting Party for such costs, together with any other reasonable costs incurred by it for obtaining or delivering the reports or information specified by such request. Upon the request of the Depositor, if permitted pursuant to a Sale Agreement or Servicing Agreement, the Trustee shall request, on an annual basis beginning one year after the

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Closing Date, copies of the Servicer's internal quality control reports (it being understood that the Trustee shall have no responsibility for, or be deemed to have, constructive notice of any information contained therein or determinable therefrom). The Trustee shall be under no duty to recalculate, verify or recompute the information provided to it under any Servicing Agreement by the applicable Servicer.

      Section 4.03 Compliance with Withholding Requirements. Notwithstanding any other provisions of the Trust Agreement, the Trustee shall comply with all federal withholding requirements respecting payments of interest or principal to the extent of accrued original issue discount on Certificates to each Holder of such Certificates who (a) is not a "United States person," within the meaning of Code Section 7701(a)(30), (b) fails to furnish its TIN to the Trustee, (c) furnishes the Trustee an incorrect TIN, (d) fails to report properly interest and dividends, (e) under certain circumstances, fails to provide the Trustee or the Certificateholder's securities broker with a certified statement, signed under penalties of perjury, that the TIN provided by such Certificateholder to the Trustee or such broker is correct and that the Certificateholder is not subject to backup withholding or (f) otherwise fails to satisfy any applicable certification requirements relating to the withholding tax. The consent of such a Certificateholder shall not be required for such withholding. In the event the Trustee does withhold the amount of any otherwise required distribution from interest payments on the Mortgage Loans (including principal payments to the extent of accrued original issue discount) or Monthly Advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate with any payments to such Certificateholders the amount withheld. In addition, if any United States federal income tax is due at the time a Non-U.S. Person transfers a Residual Certificate, the Trustee or other Withholding Agent may (1) withhold an amount equal to the taxes due upon disposition of such Residual Certificate from future distributions made with respect to such Residual Certificate to the transferee thereof (after giving effect to the withholding of taxes imposed on such transferee), and (2) pay the withheld amount to the Internal Revenue Service unless satisfactory written evidence of payment by the transferor of the taxes due has been provided to the Trustee or such Withholding Agent. Moreover, the Trustee or other Withholding Agent may (1) hold distributions on a Residual Certificate, without interest, pending determination of amounts to be withheld, (2) withhold other amounts, if any, required to be withheld pursuant to United States federal income tax law from distributions that otherwise would be made to such transferee on each Residual Certificate that it holds, and (3) pay to the Internal Revenue Service all such amounts withheld.

      Section 4.04 Reports of Class Principal Balances to The Depository Trust Company. If and for so long as any Certificate is held by The Depository Trust Company, on each Distribution Date, the Trustee shall give notice to The Depository Trust Company (and shall promptly thereafter confirm in writing) the following: (a) the amount to be reported pursuant to clause (c) of each statement provided to Holders of Certificates pursuant to Section 4.01 in respect of the next succeeding distribution, (b) the Record Date for such distribution, (c) the Distribution Date for such distribution and (d) the aggregate Class Principal Balance of each Class of Certificates to be reported pursuant to clause (n) of the first paragraph of Section 4.01 in such month.

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      Section 4.05 Preparation of Regulatory Reports. Notwithstanding any other provision of this Agreement, the Trustee has not assumed, nor shall by its performance hereunder be deemed to have assumed, any of the duties or obligations of the Depositor or any other Person with respect to (i) the registration of the Certificates pursuant to the Securities Act, (ii) the issuance or sale of the Certificates, or (iii) compliance with the provisions of the Securities Act, the Exchange Act, or any offering circular, applicable federal or state securities or other laws including, without limitation, any requirement to update the registration statement or prospectus relating to the Certificates in order to render the same not materially misleading to investors.

      Section 4.06 Management and Disposition of REO Property. The Trustee shall enforce the obligation of each Servicer under any Servicing Agreement to dispose of any REO Property acquired by such Servicer on behalf of the Trust before the end of the third calendar year following the calendar year in which the related REO Property was acquired; provided that the Trustee shall waive such requirement if the Servicer and the Trustee (1) receive an Opinion of Counsel (obtained at the expense of the party requesting such Opinion of Counsel) indicating that, under then-current law, the REMIC may hold such REO Property for a period longer than three years without threatening the REMIC status of any related REMIC or causing the imposition of a tax upon any such REMIC or (2) the Servicer applies for and is granted an extension of such three year period pursuant to Code Sections 860G(a)(8) and 856(e)(3) (the applicable period provided pursuant to such Opinion of Counsel or such Code section being referred to herein as an "Extended Holding Period"). In that event, the Trustee shall direct the Servicer to sell any REO Property remaining after such date in an auction before the end of the Extended Holding Period.

                                  ARTICLE V

                        THE INTERESTS AND THE SECURITIES

      Section 5.01 REMIC Interests. The Trust Agreement will set forth the terms of the Regular Interests and Residual Interests of each REMIC. Unless otherwise specified in the Trust Agreement, (a) the Regular Interests in each REMIC will be "regular interests" for purposes of the REMIC Provisions; (b) the Trustee will be the owner of the Regular Interests in any REMIC held by another REMIC formed pursuant to the terms of the Trust Agreement, and such Regular Interests may not be transferred to any person other than a successor trustee appointed pursuant to Section 8.07 hereof unless the party desiring the transfer obtains a Special Tax Opinion; and (c) such Regular Interests will be represented by the respective Interests.

      Section 5.02 The Certificates. The Certificates shall be designated in the Trust Agreement. The Certificates in the aggregate will represent the entire beneficial ownership interest in the Trust Estate. On the Closing Date, the aggregate Class Principal Balance of the Certificates will equal the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date. The Certificates will be substantially in the forms annexed to the Trust Agreement. Unless otherwise provided in the Trust Agreement, the Certificates of each Class will be issuable in registered form, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

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      Upon original issue, the Certificates shall be executed and delivered by the Trustee and the Trustee shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trustee by an authorized Officer under its seal imprinted thereon. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided in the Trust Agreement executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their execution.

      Section 5.03 Book-Entry Securities. (a) The Book-Entry Securities will be represented initially by one or more certificates registered in the name designated by the Clearing Agency. The Depositor and the Trustee may for all intents and purposes (including the making of payments on the Book-Entry Securities) deal with the Clearing Agency as the authorized representative of the Beneficial Owners of the Book-Entry Securities for as long as those Certificates are registered in the name of the Clearing Agency. The rights of Beneficial Owners of the Book-Entry Securities shall be limited by law to those established by law and agreements between such Beneficial Owners and the Clearing Agency and Clearing Agency Participants. The Beneficial Owners of the Book-Entry Securities shall not be entitled to certificates for the Book-Entry Securities as to which they are the Beneficial Owners, except as provided in subsection (c) below. Requests and directions from, and votes of, the Clearing Agency, as Holder, shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners. Without the consent of the Depositor and the Trustee, a Book-Entry Security may not be transferred by the Clearing Agency except to another Clearing Agency that agrees to hold the Book-Entry Security for the account of the respective Clearing Agency Participants and Beneficial Owners.

      (b) Neither the Depositor nor the Trustee will have any liability for any aspect of the records relating to or payment made on account of Beneficial Owners of the Book-Entry Securities held by the Clearing Agency, for monitoring or restricting any transfer of beneficial ownership in a Book-Entry Security or for maintaining, supervising or reviewing any records relating to such Beneficial Owners.

      (c) A Book-Entry Security will be registered in fully registered, certificated form to Beneficial Owners of Book-Entry Securities or their nominees, rather than to the Clearing Agency or its nominee, if (a) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Securities, and the Depositor is unable to locate a qualified successor within 30 days, (b) the Depositor, at its option, elects to terminate the book-entry system operating through the Clearing Agency or (c) after the occurrence of an Event of Default, Beneficial Owners representing at least a majority of the aggregate outstanding Class

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Principal Balance of the Book-Entry Securities advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners. Upon the occurrence of any such event, the Trustee shall notify the Clearing Agency, which in turn will notify all Beneficial Owners of Book-Entry Securities through Clearing Agency Participants, of the availability of certificated Certificates. Upon surrender by the Clearing Agency or the Book-Entry Custodian of the certificates representing the Book-Entry Securities and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Securities as certificated Certificates to the Beneficial Owners identified in writing by the Clearing Agency. Neither the Depositor nor the Trustee shall be liable for any delay in the delivery of such instructions and may rely conclusively on, and shall be protected in relying on, such instructions. Such certificated Certificates shall not constitute Book-Entry Securities. All reasonable costs associated with the preparation and delivery of certificated Certificates shall be borne by the Trust.

      (d) The Trustee is hereby initially appointed as Book-Entry Custodian with respect to the Book-Entry Securities, and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Clearing Agency authorizing it to act as such (it being understood that should any conflict arise between the provisions hereof and the provisions of the agreement between the Trustee and the Clearing Agency, the agreement with the Clearing Agency will control). The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor and, if the Trustee is not the Book-Entry Custodian, the Trustee, any other transfer agent (including the Clearing Agency or any successor Clearing Agency) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Clearing Agency or any successor Clearing Agency may prescribe; provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of such appointment of other than the Clearing Agency. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee, or, if it so elects, the Clearing Agency shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Securities by the Book-Entry Custodian.

      Section 5.04 Registration of Transfer and Exchange of Certificates. The Trustee shall cause to be kept a certificate register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee will initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint any other Person to act as Certificate Registrar hereunder.

      Subject to Section 5.05, upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Trustee or at any other office or agency of the Trustee maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

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      At the option of the Certificateholders, each Certificate may be exchanged for other Certificates of the same Class with the same authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and cause the Certificate Registrar to authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

      No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

      The Trustee will cause the Certificate Registrar (unless the Trustee is acting as Certificate Registrar) to provide notice to the Trustee of each transfer of a Certificate, and the Certificate Registrar will provide the Trustee with an updated copy of the Certificate Register on January 1 and July 1 of each year.

      Section 5.05 Restrictions on Transfer.

      (a) Securities Law Compliance. No transfer of any Junior Subordinate Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. Any Holder of a Junior Subordinate Certificate shall, and, by acceptance of such Junior Subordinate Certificate, does agree to, indemnify the Depositor, the Certificate Registrar and the Trustee against any liability that may result if any transfer of such Certificates by such Holder is not exempt from registration under the Securities Act and all applicable state securities laws or is not made in accordance with such federal and state laws. Neither the Depositor, the Certificate Registrar nor the Trustee is obligated to register or qualify any Junior Subordinate Certificate under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without such registration or qualification. Neither the Certificate Registrar nor the Trustee shall register any transfer of a Junior Subordinate Certificate unless and until the prospective transferee provides the Trustee with an agreement certifying to facts which, if true, would mean that the proposed transferee is a Qualified Institutional Buyer (a "QIB Certificate"), and unless and until the transfer otherwise complies with the provisions of this Section 5.05. If so provided in the Trust Agreement, the prospective transferee will be deemed to have provided a QIB Certificate upon acceptance of the Certificate. Notwithstanding the foregoing, no QIB Certificate shall be required in connection with the initial transfer of the Junior Subordinate Certificates.

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      The Depositor (or, upon direction of the Depositor, the Trustee, which directions shall specify the information to be provided, and at the expense of the Depositor or the Trustee) shall provide to any Holder of a Junior Subordinate Certificate and any prospective transferee designated by such Holder information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Junior Subordinate Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.

      (b) ERISA Restrictions. No Junior Subordinate Certificate or Residual Certificate shall be transferred unless the prospective transferee provides the Trustee with a properly completed Benefit Plan Affidavit.

      (c) Residual Certificates. No Residual Certificate (including any beneficial interest therein) may be transferred to a Disqualified Organization or a Person that is not a Permitted Transferee (a "non-Permitted Transferee"). In addition, no Residual Certificate (including any beneficial interest therein) may be transferred unless (i) the proposed transferee provides the Trustee or the Certificate Registrar with a Residual Transfer Affidavit, (ii) the proposed transferor provides the Trustee or Certificate Registrar with a certificate substantially in the form of Exhibit G hereto, and (iii) the interest transferred involves the entire interest in a Residual Certificate or an undivided interest therein (unless the transferor or the transferee provides the Trustee or the Certificate Registrar with an Opinion of Counsel (which shall not be an expense of the Trustee or the Certificate Registrar, as applicable) that the transfer will not jeopardize the REMIC status of any related REMIC). In any event, neither the Trustee nor the Certificate Registrar shall effect any transfer of a Residual Certificate except upon notification of such transfer to the Trustee or the Certificate Registrar, as applicable. Notwithstanding the fulfillment of the prerequisites described above, the Trustee or the Certificate Registrar may refuse to recognize any transfer to the extent necessary to avoid a risk of disqualification of any related REMIC as a REMIC or the imposition of a tax upon any such REMIC.

      Upon notice to the Trustee that any legal or beneficial interest in any portion of the Residual Certificates has been transferred, directly or indirectly, to a Disqualified Organization, a non-Permitted Transferee or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, such transferee shall be deemed to hold the Residual Certificate in constructive trust for the last transferor who was not a Disqualified Organization or agent thereof, and such transferor shall be restored as the owner of such Residual Certificate as completely as if such transfer had never occurred, provided that the Trustee may, but is not required to, recover any distributions made to such transferee with respect to the Residual Certificate and return such recovery to the transferor. The Trustee agrees to furnish to the Internal Revenue Service and to any transferor of the Residual Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary for the computation of the tax imposed under Section 860E(e) of the Code and as otherwise may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Residual Certificate (or portion thereof) for periods after such transfer. At the election of the Trustee, the cost to the Trustee of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Trustee shall not be excused from furnishing such information.

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      If a tax or a reporting cost is borne by any REMIC as a result of the transfer of a Residual Certificate or any beneficial interest therein in violation of the restrictions set forth in this Section, the transferor shall pay such tax or cost and, if such tax or cost is not so paid, the Trustee shall pay such tax or cost with amounts that otherwise would have been paid to the transferee of the Residual Certificate (or beneficial interest therein). In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from the Depositor, the Trustee, any REMIC, or the other Holders of any of the Certificates, and none of such parties shall have any liability for payment of any such tax or reporting cost.

      Section 5.06 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and cause the Certificate Registrar to authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate pursuant to this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the destroyed, lost or stolen Certificate shall be found at any time.

      Section 5.07 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Certificate Registrar and any agent of either of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Trustee, the Certificate Registrar nor any agent of either of them shall be affected by notice to the contrary.

      Section 5.08 Appointment of Paying Agent. The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders. The Trustee shall cause such Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. The initial Paying Agent shall be JPMorgan Chase Bank.

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                                   ARTICLE VI

                                  THE DEPOSITOR

      Section 6.01 Liability of the Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed by the Trust Agreement and undertaken by the Depositor under the Trust Agreement.

      Section 6.02 Merger or Consolidation of the Depositor. Subject to the following paragraph, the Depositor will keep in full effect its corporate existence, rights and franchises under the laws of the jurisdiction of its organization, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Trust Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under the Trust Agreement.

      The Depositor may be merged or consolidated with or into any Person, or transfer all or substantially all of their respective assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                                   ARTICLE VII

                      TERMINATION OF SERVICING ARRANGEMENTS

      Section 7.01 Termination and Substitution of Servicer. Upon the occurrence of any Event of Default for which a Servicer may be terminated pursuant to the related Servicing Agreement, the Trustee may, and shall, at the direction of the Certificateholders holding 66% of the Voting Rights, terminate such Servicing Agreement. The Holders of Certificates evidencing at least 66% of the Voting Rights of Certificates affected by a Event of Default may waive such Event of Default; provided, however, that (a) a Event of Default with respect to any Servicer's obligation to make Monthly Advances may be waived only by all of the holders of the Certificates affected by such Event of Default and (b) no such waiver is permitted that would materially adversely affect any non-consenting Certificateholder. Subject to the conditions set forth below in this Section 7.01, the Trustee, at the direction of the Certificateholders holding 66% of the Voting Rights, shall, concurrently with such termination, either assume the duties of the terminated Servicer under the applicable Servicing Agreement or appoint another servicer to enter into such Servicing Agreement.

      Notwithstanding the foregoing, the Trustee may not terminate a Servicer without cause. There may be a transition period of not longer than 90 days prior to the effective date of the servicing transfer to the successor Servicer, provided, however, that during such transition period, the successor Servicer shall use commercially reasonable efforts to perform the duties of the Servicer in its capacity as successor Servicer.

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      If the Trustee terminates a Servicer, the Trustee may name another mortgage loan service company and such mortgage loan service company shall be acceptable to each Rating Agency and such mortgage loan service company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the Servicer under such Servicing Agreement. Such successor Servicer shall be a mortgage loan servicing institution in good standing with Fannie Mae and Freddie Mac, with a net worth of at least $25,000,000. In the event that the Trustee cannot appoint a substitute Servicer, it shall petition a court of competent jurisdiction for the appointment of a substitute Servicer meeting the foregoing requirements.

      In the event any Servicer resigns or is terminated as provided above and the Trustee has not appointed a successor servicer (or no successor servicer has accepted such appointment) prior to the effective date of such resignation or termination, then the Trustee shall serve as successor Servicer and shall succeed to, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under the terminated Servicing Agreement until another successor Servicer has been appointed and has accepted its appointment. In no event shall the Trustee be deemed to have assumed the obligations of a Servicer to purchase any Mortgage Loan from the Trust pursuant to any Servicing Agreement or any obligations of the Servicer which were incurred thereunder prior to the date the Trustee assumes the obligations of the Servicer under such Servicing Agreement. As compensation to the Trustee for any servicing obligations fulfilled or assumed by the Trustee, the Trustee shall be entitled to any servicing compensation to which such Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

      In no event shall the Trustee be deemed to have assumed the obligations of a Servicer to purchase any Mortgage Loan from the Trust pursuant to any Servicing Agreement.

      No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement or any Servicing Agreement, Custodial Agreement or any Assignment Agreement, unless such holder previously has given to the Trustee written notice of default and unless the Certificateholders evidencing at least 25% of Voting Rights have made written request upon the Trustee to institute such proceeding and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

      Section 7.02 Notification to Certificateholders. (a) Upon any termination pursuant to Section 7.01 above or appointment of a successor to any Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, and to each Rating Agency.

      (b) Within 60 days after the occurrence of any Event of Default involving any Servicer, the Trustee shall transmit by mail to all Holders of Certificates and each Rating Agency notice of each such Event of Default or occurrence known to a Responsible Officer of the Trustee unless such default shall have been cured or waived.

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                                   ARTICLE VIII

                             CONCERNING THE TRUSTEE

      Section 8.01 Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of any such Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in the Trust Agreement. During an Event of Default relating to the Trustee of which a Responsible Officer of the Trustee has notice, the Trustee shall exercise such of the rights and powers vested in it by the Trust Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such person's own affairs.

      The Trustee upon receipt of all resolutions, certificates, statements, reports, documents, orders or other instruments created by any Person other than itself and furnished to it which are specifically required to be furnished pursuant to any provision of the Trust Agreement, Custody Agreement, Servicing Agreement, Sale Agreement or Assignment Agreement shall examine them to determine whether they conform to the requirements of such agreement; provided, however, that the Trustee shall not be under any duty to recalculate, verify or recompute the information provided to it hereunder by the Servicer or the Depositor. If any such instrument is found not to conform to the requirements of such agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, then it will provide notice thereof to the other and to the Certificateholders.

      No provision of the Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

      (a) Prior to the occurrence of any Event of Default and after the curing of all of such Events of Default, the respective duties and obligations of the Trustee shall be determined solely by the express provisions of the Trust Agreement (including the obligation of the Trustee to enforce each Servicing Agreement against the related Servicer, each Custody Agreement against the related Custodian, each Sale Agreement against the related Seller, each Assignment Agreement against GSMC and otherwise to act as owner under such agreements for the benefit of the Certificateholders), the Trustee shall not be liable except for the performance of the respective duties and obligations as are specifically set forth in the Trust Agreement, no implied covenants or obligations shall be read into the Trust Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of the Trust Agreement;

      (b) The Trustee shall not be personally liable for an error of judgment made in good faith by an Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

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      (c) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Trust Agreement;

      (d) Any determination of negligence, bad faith, willful misconduct or breach of conduct of the Trustee shall be made only upon a finding that there is clear and convincing evidence (and not upon the mere preponderance of evidence) thereof in a proceeding before a court of competent jurisdiction in which the Trustee has had an opportunity to defend; and

      (e) In no event shall the Trustee be held liable for the actions or omissions of any Servicer or Custodian (excepting the Trustee's own actions as Servicer or Custodian). Prior to the occurrence of any Event of Default and after the curing of all such Events of Default, other than those obligations assumed by the Trustee as successor Servicer under Article VII, no provision of the Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it unless such risk or liability relates to duties set forth herein.

      Section 8.02 Certain Matters Affecting the Trustee. (a) Except as otherwise provided in Section 8.01 hereof:

      (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. Further, the Trustee may accept a copy of the vote of the board of directors of any party certified by its clerk or assistant clerk or secretary or assistant secretary as conclusive evidence of the authority of any person to act in accordance with such vote, and such vote may be considered as in full force and effect until receipt by the Trustee of written notice to the contrary;

      (ii) The Trustee may, in the absence of bad faith on its part, rely upon a certificate of an Officer of the appropriate Person whenever in the administration of the Trust Agreement the Trustee shall deem it desirable that a matter be proved or established (unless other evidence be herein specifically prescribed) prior to taking, suffering or omitting any action hereunder;

      (iii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

      (iv) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to institute, conduct or defend any

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      litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of the Trust Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

            (v) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Trust Agreement;

            (vi) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not assured to the Trustee by the security afforded to it by the terms of the Trust Agreement, the Trustee may require indemnity against such expense or liability as a condition to taking any such action;

            (vii) The Trustee may execute any of the trusts or powers under the Trust Agreement or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under the Trust Agreement, provided that any agent appointed by the Trustee hereunder shall be entitled to all of the protections of the Trustee under this Agreement including, without limitation, the indemnification provided for under Section 8.05 hereof;

            (viii) Whenever the Trustee is authorized herein to require acts or documents in addition to those required to be provided it in any matter, it shall be under no obligation to make any determination whether or not such additional acts or documents should be required unless obligated to do so under Section 8.01;

            (ix) The permissive right or authority of the Trustee to take any action enumerated in this Agreement shall not be construed as a duty or obligation;

            (x) The Trustee shall not be deemed to have notice of any matter, including without limitation any Event of Default, unless one of its Responsible Officers has actual knowledge thereof or unless written notice thereof is received by the Trustee at its Corporate Trust Office and such notice references the applicable Certificates generally, the applicable Servicer or Seller, the Trust or this Agreement;

            (xi) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers (except with respect to its obligation to make Monthly Advances pursuant hereto) if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event

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    require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of any Servicer under this Agreement except with respect to the Trustee's obligation to make Monthly Advances pursuant hereto or as successor servicer under any Servicing Agreement and during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of a Servicer in accordance with the terms of this Agreement;

      (xii) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.02, the Trustee shall not have any duty (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see the maintenance of any such recording of filing or depositing or to any rerecording, refiling or redepositing any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate other than from funds available in the Certificate Account, or (D) to confirm or verify the contents of any reports or certificates of any Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties;

      (xiii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder; and

      (xiv) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.


      (b) All rights of action under the Trust Agreement or under any of the Certificates, enforceable by the Trustee may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of the Trust Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

      Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained in the Trust Agreement and in the Certificates (other than the signature of the Trustee, the acknowledgments by the Trustee in Section 2.02 hereof and the representations and warranties made in Section 8.13 hereof) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of the Trust Agreement or of the Certificates (other than the signature of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the Mortgage Loans or deposited in or withdrawn from

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any Collection Account or the Certificate Account other than any funds held by or on behalf of the Trustee in accordance with Section 3.01 or as owner of the Regular Interests of any REMIC.

      Section 8.04 Trustee May Own Certificates. The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

      Section 8.05 Trustee's Fees and Expenses. Pursuant to the Trust Agreement, the Trustee shall be entitled to (i) the Trustee Investment Income (as set forth in Section 3.01(f)) (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created under the Trust Agreement and in the exercise and performance of any of the powers and duties thereunder of the Trustee and (ii) reimbursement for all reasonable expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Trust Agreement (including but not limited to the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) so long as such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii), except any such expense, disbursement or advance as may arise from its negligence, bad faith, willful misconduct or breach of contract by the Trustee. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Trust against any loss, liability or expense thereof, including reasonable attorney's fees, incurred, arising out of or in connection with the Trust Agreement, any custody agreement or the Certificates, including, but not limited to, any such loss, liability, or expense incurred in connection with any legal action against the Trust or the Trustee or any director, officer, employee or agent thereof, or the performance of any of the Trustee's duties under the Trust Agreement other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith, negligence, willful misconduct or breach of contract in the performance of duties under the Trust Agreement or by reason of reckless disregard of obligations and duties under the Trust Agreement. The provisions of this Section
8.05 shall survive the resignation or removal of the Trustee.

      Section 8.06 Eligibility Requirements for Trustee. The Trustee shall at all times be a corporation or national banking association that is not an Affiliate of the Depositor organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of its conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

      Section 8.07 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts created pursuant to the Trust Agreement by giving written notice thereof to the Depositor and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in

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triplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Certificateholders and each Servicer by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      The Depositor may at any time remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. If the Depositor executes such an instrument, then the Depositor shall deliver a copy of such instrument to the Certificateholders, the Trustee and each Servicer.

      The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Depositor, the Trustee so removed and the successor trustee so appointed. A copy of such instrument shall be delivered to the Certificateholders and each Servicer and Seller by the Depositor.

      Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

      Section 8.08 Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to the predecessor trustee an instrument accepting such appointment under the Trust Agreement and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor thereunder, with the like effect as if originally named as trustee therein. The predecessor trustee shall deliver to the successor trustee, all Trustee Mortgage Loan Files and related documents and statements held by it under the Trust Agreement and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee, all such rights, powers, duties and obligations.

      No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof.

      Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee under the Trust Agreement to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the Trustee shall cause such notice to be mailed at the expense of the Depositor.

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      Notwithstanding anything to the contrary contained herein, the appointment of any successor Trustee pursuant to any provisions of this Agreement will be subject to the prior written consent of the Trustee, which consent will not be unreasonably withheld.

      Section 8.09 Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee shall be the successor of the Trustee under the Trust Agreement, provided such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 8.10 Appointment of Co-Trustee or Separate Trustee. For the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee(s) hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereof and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

      In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

      Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to the Trust Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of the Trust Agreement, specifically including every provision of the Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee. No trustee (including the Trustee) shall be responsible for the actions of any co-trustee.

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            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.11 Appointment of Custodians. The Trustee may appoint one or more Custodians to hold all or a portion of the Trustee Mortgage Loan Files as agent for the Trustee, by entering into a custody agreement. The appointment of any Custodian may at any time be terminated and a substitute custodian appointed therefor by the Trustee. Subject to Article VIII, the Trustee agrees to comply with the terms of each custody agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Trustee Mortgage Loan File. Any such Custodian may not be an affiliate of the Depositor or any Seller or Servicer. The Trustee shall not be responsible or liable for the acts or omissions of any Custodian appointed by it hereunder (except for a Custodian which is an affiliate of the Trustee). Except as otherwise provided in the Custody Agreement, any fees, expenses and other amounts (except for amounts due as a result of indemnification provisions) due to a Custodian shall be the responsibility of the Servicer. Any indemnification due a Custodian under a Custody Agreement shall be an obligation of the Trust and payable out of the Trust Estate, and reimbursed in accordance with the Trust Agreement.

            Section 8.12 Appointment of Office or Agent. The Trustee shall appoint an office or agent in The City of New York where notices and demands to or upon the Trustee in respect of the Certificates and the Trust Agreement may be served. The parties hereto and the Certificateholders hereby acknowledge that the Trustee may delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out certain non-fiduciary duties or obligations relating to the administration of the Trust, including the duties and obligations of the Certificate Registrar and Paying Agent; provided, however, in no event shall any such delegation, assignment, authorization or appointment relieve the Trustee of its liability with regard to such duties or obligations. Any such agent shall nevertheless be entitled to all the rights, benefits and protections afforded to the Trustee under Article VIII, to the extent assigned to any such agent by the Trustee.

            Section 8.13 Representations and Warranties of the Trustee. The Trustee hereby represents and warrants to the Depositor that as of the Closing Date or as of such other date specifically provided herein:

            (a) It is a banking corporation and has been duly organized, and is validly existing in good standing under the laws of its State of organization with full power and authority (corporate and other) to enter into and perform its obligations under the Trust Agreement;

            (b) The Trust Agreement has been duly executed and delivered by it, and, assuming due authorization, execution and delivery by the Depositor, constitutes a legal, valid

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and binding agreement of such entity, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

            (c) The execution, delivery and performance by it of the Trust Agreement and the consummation of the transactions contemplated thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date thereof;

            (d) The execution and delivery of this Trust Agreement by it have been duly authorized by all necessary corporate action on its part; neither the execution and delivery by it of the Trust Agreement, nor consummation of the transactions therein contemplated, nor compliance by it with the provisions thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of its articles of organization or by-laws or any law, governmental rule or regulation or any judgment, decree or order binding on it to its knowledge or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which it is a party or by which it is bound;

            (e) There are no actions, suits or proceedings pending or, to its knowledge, threatened or asserted against it, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by the Trust Agreement or (B) with respect to any other matter which in its judgment will be determined adversely to it and will if determined adversely to it materially adversely affect its ability to perform its obligations under the Trust Agreement; and

            (f) It meets all of the eligibility requirements set forth in
Section 8.06 thereof.

                                   ARTICLE IX

                              TERMINATION OF TRUST

            Section 9.01 Qualified Liquidation. The Provisions of this Article IX are subject to the requirement that any termination shall be a "qualified liquidation" of each associated REMIC unless 100% of the affected holders of interests in each such REMIC have consented to waive such requirements. For this purpose "affected holders" shall mean each holder of a regular or residual interest which would likely receive a smaller amount in final distributions if the termination were not a "qualified liquidation" and REMIC owed taxes as a result hereof.

            Section 9.02 Termination. The Servicer (or other party) designated in Section 4.03 of the Trust Agreement may, at its option, make or cause a Person to make a Terminating Purchase for the Termination Price at the time and on the terms and conditions specified in the Trust Agreement. Upon such Terminating Purchase or the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of the last REO Property remaining in the Trust, the respective

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obligations and responsibilities under the Trust Agreement of the Depositor, the Trustee shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid and upon deposit of unclaimed funds otherwise distributable to Certificateholders in the Termination Account. Notwithstanding the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            The Trust also may be terminated and the Certificates retired if the Trustee determines, based upon an Opinion of Counsel, that the REMIC status of any related REMIC has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year.

            Section 9.03 Procedure for Termination. The Servicer (or other party) designated in Section 4.03 of the Trust Agreement shall advise the Trustee in writing of its election to cause a Terminating Purchase, no later than the Distribution Date in the month preceding the Distribution Date on which the Terminating Purchase will occur.

            Notice of the Distribution Date on which any such termination shall occur (or the Distribution Date on which final payment or other Liquidation of the last Mortgage Loan remaining in the Trust or the disposition of the last REO Property remaining in the Trust will be distributed to Certificateholders, as reflected in the Remittance Report for such month (the "Final Distribution Date") shall be given promptly by the Trustee by letter to Certificateholders mailed (a) in the event such notice is given in connection with a Terminating Purchase, not earlier than the 15th day and not later than the last day of the month preceding the month of such final distribution or (b) otherwise during the month of such final distribution on or before the Servicer Remittance Date in such month, in each case specifying (i) the Final Distribution Date and that final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated on that date,
(ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Final Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with a Terminating Purchase, the purchaser shall deliver to the Trustee for deposit in the Certificate Account on the Business Day immediately preceding the Final Distribution Date an amount in next day funds equal to the Termination Price, as the case may be.

            Upon presentation and surrender of the Certificates on a Distribution Date by Certificateholders, the Trustee shall distribute to Certificateholders (A) the amount otherwise distributable on such Distribution Date, if not in connection with Terminating Purchase, or (B) if in connection with a Terminating Purchase, an amount determined as follows: with respect to each Certificate with an outstanding Class Principal Balance, the outstanding Class Principal Balance thereof, plus interest thereon through the last day of the month preceding the month in which the Distribution Date fixed for termination occurs and any previously unpaid interest, net of unrealized losses, Realized Interest Shortfall and Shortfall with respect thereto; and in addition, with respect to each Residual Certificate, the Percentage Interest evidenced thereby

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multiplied by the difference between the Termination Price and the aggregate amount to be distributed as provided in the first clause of this sentence and the next succeeding sentence.

            Upon the deposit of the Termination Price in the Certificate Account, the Trustee and any Custodian acting as its agent, shall promptly release to the purchaser the Trustee Mortgage Loan Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments without recourse necessary to effectuate such transfer. The Trust shall terminate immediately following the deposit of funds in the Termination Account as provided below.

            In the event that all of the Certificateholders shall not surrender their Certificates within six months after the Final Distribution Date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates and receive the final distribution with respect thereto, net of the cost of such second notice. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the amounts otherwise payable on such Certificates. Any funds payable to Certificateholders that are not distributed on the Final Distribution Date shall be deposited in a Termination Account, which shall be an Eligible Account, to be held for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with this Section. The Trustee shall establish the Termination Accounts, which shall be Eligible Accounts, on or about the Closing Date.

            Section 9.04 Additional Termination Requirements. (a) In the event of a Terminating Purchase as provided in Section 9.02, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee receives (i) a Special Tax Opinion and (ii) a Special Tax Consent from each of the Holders of the Residual Certificates (unless the Special Tax Opinion specially provides that no REMIC-level tax will result from the Terminating Purchase):

                  (A) Within 90 days prior to the Final Distribution Date, the
            Depositor and the Trustee on behalf of the related REMIC shall adopt a plan of complete liquidation meeting the requirements of a qualified liquidation under the REMIC Provisions (which plan may be adopted by the Trustee's attachment of a statement specifying the first day of the 90-day liquidation period to the REMIC's final federal income tax return) and the REMIC will sell all of its assets (other than cash);

                  (B) Upon making final payment on the Regular Certificates or the deposit of any unclaimed funds otherwise distributable to the holders of the Regular Certificates in the Termination Account on the Final Distribution Date, the Trustee shall distribute or credit, or cause to be distributed or credited, pro rata, to the Holders of the Residual Certificates all cash on hand relating to the REMIC after such final payment (other than cash retained to meet claims), and the REMIC shall terminate at that time; and

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                  (C) In no event may the final payment on the Certificates be made after the 90th day from the date on which the plan of complete liquidation is adopted. A payment into the Termination Account with respect to any Certificate pursuant to Section 9.03 shall be deemed a final payment on, or final distribution with respect to, such Certificate for the purposes of this clause.

            (b) By its acceptance of a Residual Certificate, the Holder thereof hereby (i) authorizes such action as may be necessary to adopt a plan of complete liquidation of any related REMIC and (ii) agrees to take such action as may be necessary to adopt a plan of complete liquidation of any related REMIC upon the written request of the Trustee, which authorization shall be binding upon all successor Holders of Residual Certificates.

                                    ARTICLE X

                              REMIC TAX PROVISIONS

            Section 10.01 REMIC Administration. (a) (i) Unless otherwise specified in the Trust Agreement, the Trustee shall elect (on behalf of each REMIC to be created) to have the Trust (or designated assets thereof) treated as one or more REMICs on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued as well as on any corresponding state tax or information return necessary to have the Trust (or such assets) treated as a REMIC under state law.

            (ii) In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes to the valuations and offering prices of the Certificates (security instruments), including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee, promptly upon request therefor, any additional information or data that the Trustee may from time to time reasonably request in order to enable the Trustee to perform its duties as set forth herein.

            (b) The Trustee shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder (including its duties as tax return preparer). The Trustee shall be entitled to reimbursement of the expenses to the extent provided in clause (i)above from the Trustee Account, but only to the extent such expenses are "unanticipated expenses" for purposes of Treasury Regulation Section 1.860G-1(b)(3)(ii).

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            (c) The Trustee shall prepare any necessary forms for election as well as all of the Trust's and each REMIC's federal and any appropriate state tax and information returns. The Trustee shall sign and file such returns on behalf of each REMIC. The expenses of preparing and filing such returns shall be borne by the Trustee.

            (d) The Trustee shall perform all reporting and other tax compliance duties that are the responsibility of the Trust and each REMIC under the REMIC Provisions or New York tax law. Among its other duties, if required by the REMIC Provisions, the Trustee, acting as agent of each REMIC, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Trustee such information as is necessary for the Trustee to discharge its obligations under the REMIC Provisions to report tax information to the Certificateholders.

            (e) The Depositor, the Trustee and the Holders of the Residual Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.

            (f) The Depositor, the Trustee and the Holders of the Residual Certificates shall not take any action, or fail to take any action, or cause any REMIC to take any action or fail to take any action that, if taken or not taken, as the case may be, could endanger the status of any such REMIC as a REMIC unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take or to fail to take such action) to the effect that the contemplated action or failure to act will not endanger such status.

            (g) Any taxes that are imposed upon the Trust or any REMIC by federal or state (including local) governmental authorities (other than taxes paid by a party pursuant to Section 10.02 hereof or as provided in the following sentence) shall be allocated in the same manner as Realized Losses are allocated. Any state (or local) taxes imposed upon the Trust or any REMIC that would not have been imposed on the Trust or such REMIC in the absence of any legal or business connection between the Trustee and the state (or locality) imposing such taxes shall be paid by the Trustee and, notwithstanding anything to the contrary in these Standard Terms, such taxes shall be deemed to be part of the Trustee's cost of doing business and shall not be reimbursable to the Trustee.

            (h) The Trustee shall act as the Tax Matters Person of each REMIC as agent of the holder of the largest Percentage Interest in the related Residual Certificates and shall perform various tax administration functions of each REMIC as set forth in this Section. If the Trustee is unable for any reason to fulfill its duties as Tax Matters Person for a REMIC, the holder of the largest Percentage Interest of the Residual Certificates in such REMIC shall become the successor Tax Matters Person of such REMIC.

            (i) The Tax Matters Person shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC. In connection with the foregoing, the Tax Matters Person shall provide the name and

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address of the person who can be contacted to obtain information required to be reported to the holders of Regular Interests in each REMIC as required by IRS Form 8811.

            Section 10.02 Prohibited Activities. Except as otherwise provided in the Trust Agreement, none of the Depositor, the Trustee, the Servicers or the Holders of the Residual Certificates shall engage in, nor shall the Trustee permit, any of the following transactions or activities unless it has received
(a) a Special Tax Opinion and (b) a Special Tax Consent from each of the Holders of the Residual Certificates (unless the Special Tax Opinion specially provides that no REMIC-level tax will result from the transaction or activity in question):

            (i) the sale or other disposition of, or substitution for, any of the Mortgage Loans except pursuant to (A) a foreclosure or default with respect to such Mortgage Loans, (B) the bankruptcy or insolvency of any REMIC, (C) the termination of any REMIC pursuant to Section 9.02, or (D) a purchase in accordance with Section 2.03;

            (ii) the acquisition of any Mortgage Loans for the Trust after the Closing Date except during the three-month period beginning on the Closing Date pursuant to a fixed price contract in effect on the Closing Date that has been reviewed and approved by tax counsel acceptable to the Trustee;

            (iii) the sale or other disposition of any investment in the Certificate Account or the REMIC I Distribution Account at a gain;

            (iv) the sale or other disposition of any asset held in a Reserve Fund for a period of less than three months (a "Short-Term Reserve Fund Investment") if such sale or disposition would cause 30% or more of a REMIC's income from such Reserve Fund for the taxable year to consist of a gain from the sale or disposition of Short-Term Reserve Fund Investments;

            (v) the withdrawal of any amounts from any Reserve Fund except (A) for the distribution pro rata to the Holders of the Residual Certificates or (B) to provide for the payment of Trust expenses or amounts payable on the Certificates in the event of defaults or late payments on the Mortgage Loans or lower than expected returns on funds held in the Certificate Account or the REMIC I Distribution Account, as provided under Section 860G(a)(7) of the Code;

            (vi) the acceptance of any contribution to the Trust except the following cash contributions: (A) a contribution received during the three month period beginning on the Closing Date, (B) a contribution to a Reserve Fund owned by a REMIC that is made pro rata by the Holders of the Residual Certificates, (C) a contribution to facilitate a Terminating Purchase that is made within the 90-day period beginning on the date on which a plan of complete liquidation is adopted pursuant to Section 9.04(a)(A), or (D) any other contribution approved by the Trustee after consultation with tax counsel;

            (vii) except in the case of a Mortgage Loan that is a default, or as to which, in the reasonable judgment of any Servicer, default is reasonably foreseeable, the Trustee shall not permit any modification of any material term of a Mortgage Loan (including, but not limited to, the interest rate, the principal balance, the amortization schedule, the

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      remaining term to maturity, or any other term affecting the amount or timing of payments on the Mortgage Loan) unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for REMIC purposes; or

            (viii) any other transaction or activity that is not contemplated by the Trust Agreement.

            Any party causing the Trust to engage in any of the activities prohibited in this Section shall be liable for the payment of any tax and any associated cost imposed on the Trust pursuant to Code section 860F(a)(1) or 860G(d) as a result of the Trust engaging in such activities and indemnify the Trust for such amounts.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment of Trust Agreement. The Trust Agreement may be amended or supplemented from time to time by the Depositor and the Trustee without the consent of any of the Certificateholders to (a) cure any ambiguity,
(b) correct or supplement any provisions herein which may be inconsistent with any other provisions herein, (c) modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust (or any assets thereof) either as a REMIC, as applicable under the Code at all times that any Certificates are outstanding,
(d) conform the terms of this Agreement to the terms described in the Prospectus dated March 24, 2004, together with the Prospectus Supplement thereto dated June 23, 2004, or (e) make any other provisions with respect to matters or questions arising under the Trust Agreement or matters arising with respect to the Trust which are not covered by the Trust Agreement which shall not be inconsistent with the provisions of the Trust Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder. Any such amendment or supplement shall be deemed not to adversely affect in any material respect any Certificateholder if there is delivered to the Trustee written notification from each Rating Agency that rated the applicable Certificates to the effect that such amendment or supplement will not cause that Rating Agency to reduce the then current rating assigned to such Certificates, as well as an Opinion of Counsel that such amendment or supplement will not result in the loss by the Trust or the assets thereof of REMIC status.

            The Trust Agreement may also be amended from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (B) adversely affect in any material respect the interests of the Holders of any Class of Certificates, or (C) reduce the aforesaid percentage of Certificates the Holders of which

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are required to consent to any such amendment, unless each Holder of a Certificate affected by such amendment consents. For purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or an Affiliate shall be entitled to Voting Rights with respect to matters affecting such Certificates.

            Prior to consenting to any amendment, the Trustee shall be entitled to receive an Opinion of Counsel from the Depositor stating that the proposed amendment is authorized and permitted pursuant to this Trust Agreement.

            Promptly after the execution of any such amendment, the Trustee shall notify Certificateholders of such amendment and, upon written request, furnish a copy of such amendment to any Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            Section 11.02 Recordation of Agreement; Counterparts. To the extent required by applicable law, the Trust Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Custodian, on behalf of the Trustee, at the expense of the Trust, but only if such recordation is requested by the Depositor and accompanied by an Opinion of Counsel (which shall not be an expense of the Depositor or the Custodian) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of the Trust Agreement as herein provided and for any other purpose the Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate the Trust Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to the Trust Agreement pursuant to any provision hereof.

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            No Certificateholder shall have any right by virtue of any provision of the Trust Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Trust Agreement or any Sale Agreement, Servicing Agreement, Custody Agreement or Assignment Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Trust Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of the Trust Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Trust Agreement, except in the manner therein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Countrywide Servicing. The Trust shall indemnify and hold harmless Countrywide Servicing against any and all claims, penalties, fines, forfeitures, damages, liabilities, losses and expenses, including reasonable attorneys' fees that Countrywide Servicing may sustain as a result of any act or omission under the related Servicing Agreement on the part of the Trust (except to the extent such error or omission was caused by the negligence or willful misconduct of the Trustee, in which case the Trustee shall be liable for such loss).

            Section 11.05 Notices. All demands and notices under the Trust Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to addresses, telecopy numbers or email addresses set forth in the Trust Agreement. Any notice required or permitted to be mailed to a Certificateholder shall be given by first-class mail, postage prepaid, or by express delivery service, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in the Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above. A copy of any notice given hereunder to any other party shall be delivered to the Trustee.

            Section 11.06 Severability of Provision. If any one or more of the covenants, agreements, provisions or terms of the Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of the Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of the Trust Agreement or of the Certificates or the rights of the Holders thereof.

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            Section 11.07 Sale of Mortgage Loans. It is the express intent of the Depositor and the Trustee that the conveyance of the Mortgage Loans by the Depositor to the Trustee pursuant to the Trust Agreement be construed as a sale of the Mortgage Loans by the Depositor to the Trustee. It is, further, not the intention of the Depositor and the Trustee that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Depositor then (a) the Trust Agreement also shall be deemed to be a security agreement within the meaning of Article 9 of the UCC; (b) the conveyance by the Depositor provided for in the Trust Agreement shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in any Collection Account, the REMIC I Distribution Account or the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or its agent of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to
Section 9-313 of the UCC; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor and the Custodian, on behalf of the Trustee, shall, to the extent consistent with the Trust Agreement, take such actions as may be necessary to ensure that, if the Trust Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Trust Agreement.

            Section 11.08 Notice to Rating Agencies. (a) The Trustee shall use its best efforts promptly to provide notice to the Rating Agency with respect to each of the following of which an Officer of the Trustee has actual knowledge:

            (i) any material change or amendment to the Trust Agreement or any agreement assigned to the Trust;

            (ii) the occurrence of any Event of Default under a Servicing Agreement;

            (iii) the resignation, termination or merger of the Depositor, the Trustee or any Servicer or Custodian;

            (iv) the purchase of Mortgage Loans pursuant to Section 2.03;

            (v) the final payment to Certificateholders;

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            (vi) any change in the location of any of the Collection Account, Reserve Fund, REMIC I Distribution Account or Certificate Account; and

            (vii) any event that would result in the inability of the Servicer to make Advances regarding delinquent Mortgage Loans.

            (b) The Trustee shall promptly make available, through a website located at http://www.jpmorgan.com/sfr, if practicable, to each Rating Agency copies of the following:

            (i) each report to Certificateholders described in Section 4.01; and

            (ii) upon written request of any such Person, a hard copy of each Annual Compliance Statement and other reports provided by the Servicer under each Servicing Agreement.

            (c) Any notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid or by express delivery service to each Rating Agency at the address specified in the Trust Agreement.

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                                                                       EXHIBIT A

                              FORM OF TRUST RECEIPT

                                                                          [Date]

GS Mortgage Securities Corp.
85 Broad Street
New York, New York  10004

            TRUST AGREEMENT, DATED AS OF JUNE 1, 2004, BETWEEN GS MORTGAGE SECURITIES CORP., AS DEPOSITOR AND JPMORGAN CHASE BANK, AS TRUSTEE OF GSR MORTGAGE LOAN TRUST 2004-7, AND AS CUSTODIAN

Ladies and Gentlemen:

            In accordance with Section 2.02 of the Standard Terms to the above-referenced Trust Agreement and subject to the further examination, the Trustee hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, it, or a Custodian on its behalf, has received a Trustee Mortgage Loan File that (a) (i) all documents required to be delivered to it pursuant to clause (a) through (e) of the definition of Trustee Mortgage Loan File are in its possession; (ii) all documents required to be delivered to it pursuant to clause (f) of the definition of Trustee Mortgage Loan File are in its possession, provided that the Custodian has no obligation to verify the receipt of any such documents the existence of which was not made known to the Custodian by the Trustee Mortgage Loan File, and provided further, that the Custodian has no obligation to determine whether recordation of any such modification is necessary; (iii) all documents required to be delivered to it pursuant to clause (g) of the definition of Trustee Mortgage Loan File are in its possession; and (iv) all powers of attorney required to be delivered to it pursuant to Section 1(i) of the Custody Agreement are in its possession; provided that the Trustee (or Custodian) has no obligation to verify the receipt of any such documents, the existence of which was not made known to the Trustee (or Custodian) by the Trustee Mortgage Loan File, and provided further, that the Trustee (or Custodian) has no obligation to determine whether recordation of any such power of attorney is necessary except the Trustee (or Custodian) shall conclude that a power of attorney must be recorded if the document to which it relates is recorded; (b) except for the endorsement required pursuant to clause
(a) of the definition of Trustee Mortgage Loan File, the mortgage note, on the face or the reverse side(s) thereof, does not contain evidence of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer; (c) such documents have been reviewed by it and appear regular on their face and related to such Mortgage Loans, except as set forth in the attached exception report; provided, however, that the Custodian makes no representation and has no responsibilities as to the authenticity of such documents, their compliance with applicable law, or the collectability of any of the Mortgage Loans relating thereto; and (d) each mortgage note has been endorsed in blank and each assignment has been assigned as required under clause
(a) of the definition of Trustee Mortgage Loan File.

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                                    Exh. A-1

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Trust Agreement.

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                                    Exh. A-2

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be executed by a duly authorized Officer this __ day of __________, 20__.

                                                [TRUSTEE,
                                                   as Trustee/CUSTODIAN]

                                                By: ____________________________

                                                Its:____________________________

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                                    Exh. A-3

                                                                       EXHIBIT B

                           FORM OF FINAL CERTIFICATION

                                                                          [Date]

GS Mortgage Securities Corp.
85 Broad Street
New York, New York  10004

            TRUST AGREEMENT, DATED AS OF JUNE 1, 2004, BETWEEN GS MORTGAGE SECURITIES CORP., AS DEPOSITOR AND JPMORGAN CHASE BANK, AS TRUSTEE OF GSR MORTGAGE LOAN TRUST 2004-7, AND AS CUSTODIAN

Ladies and Gentlemen:

            In accordance with Section 2.02 of the Standard Terms to the above-referenced Trust Agreement, the undersigned, as Trustee, hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, for each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it, or a Custodian on its behalf, has received a complete Trustee Mortgage Loan File (a) (i) all documents required to be delivered to it pursuant to clause (a) through (e) of the definition of Trustee Mortgage Loan File are in its possession, (ii) all documents required to be delivered to it pursuant to clause (f) of the definition of Trustee Mortgage Loan File are in its possession, provided that the Custodian has no obligation to verify the receipt of any such documents the existence of which was not made known to the Custodian by the Trustee Mortgage Loan File, and provided further, that the Custodian has no obligation to determine whether recordation of any such modification is necessary; (iii) all documents required to be delivered to it pursuant to clause (g) of the definition of Trustee Mortgage Loan File are in its possession; and (iv) all powers of attorney required to be delivered to it pursuant to Section 1(i) of the Custody Agreement are in its possession; provided that the Trustee (or Custodian) has no obligation to verify the receipt of any such documents, the existence of which was not made known to the Trustee (or Custodian) by the Trustee Mortgage Loan File, and provided further, that the Trustee (or Custodian) has no obligation to determine whether recordation of any such power of attorney is necessary except the Trustee (or Custodian) shall conclude that a power of attorney must be recorded if the document to which it relates is recorded; (b) except for the endorsement required pursuant to clause (a) of the definition of Trustee Mortgage Loan File, the mortgage note, on the face or the reverse side(s) thereof, does not contain evidence of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer; (c) such documents have been reviewed by it and appear regular on their face and related to such Mortgage Loans, except as set forth in the attached exception report; provided, however, Custodian makes no representation and has no responsibilities as to the authenticity of such documents, their compliance with applicable law, or the collectability of any of the Mortgage Loans relating thereto; and (d) each mortgage

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                                    Exh. B-1
note has been endorsed in blank and each assignment has been assigned as required under clause (a) of the definition of Trustee Mortgage Loan File.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Trust Agreement.

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                                    Exh. B-2

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be executed by a duly authorized Officer this __ day of __________, 20__.

                                                   [TRUSTEE,
                                                      as Trustee/CUSTODIAN]

                                                   By:__________________________

                                                   Its:_________________________

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                                    Exh. B-3

                                                                       EXHIBIT C

                FORM OF RULE 144A AGREEMENT -- QIB CERTIFICATION

                                                            ______________, 20__

JPMorgan Chase Bank,
  as Trustee
4 New York Plaza, 6th Floor
New York, New York 10004

GS Mortgage Securities Corp.
85 Broad Street
New York, New York  10004

      Re: GS Mortgage Securities Corp., Depositor GSR Mortgage Loan Trust 2004-7 Pass-Through Certificates, Series 2004-7 having an original principal amount of $

Ladies and Gentlemen:

            In connection with our proposed purchase of the Certificates referred to above (the "Certificates"), we confirm that:

            (A) We have received a copy of the Offering Circular dated June 23, 2004 (the "Offering Circular"), relating to the Certificates and such other information and documents as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the restrictions on duplication and circulation of the Offering Circular and the matters stated in the section entitled "Notice to Investors."

            (B) We are a "qualified institutional buyer" (as that term is defined in Rule 144A under the Securities Act). We area aware that the sale of the Certificates to us is being made in reliance on Rule 144A under the Securities Act. We are acquiring the Certificates for our own account or for the account of a qualified institutional buyer.

            (C) We understand that the offer and sale of the Certificates has not been registered under the Securities Act and that the Certificates may not be offered, sold, or otherwise transferred in the absence of such registration or an applicable exemption therefrom. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that we will not offer, sell, pledge or otherwise transfer any Certificate, or any interest therein, except (1) (A) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), or (B) pursuant

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                                    Exh. C-1
      to an effective registration statement under the Securities Act, and (2) in accordance with all applicable securities laws of the states of the United States or any other applicable jurisdiction.

            (D) We understand that, on any proposed resale of any Certificates, we will be required to furnish to the Depositor and to the Trustee such certificates, legal opinions and other information as the Depositor, or the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Certificates purchased by us will bear a legend to the foregoing effect.

            (E) We acknowledge that neither the Depositor, Goldman, Sachs & Co. (the "Initial Purchaser"), the Trustee, nor any person acting on behalf of the Depositor, the Initial Purchaser, or the Trustee has made any representations concerning the Trust or the offer and sale of the Certificates, except as set forth in the Offering Circular.

            (F) We acknowledge that the Depositor, the Initial Purchaser, the Trustee and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agree that if any of the foregoing acknowledgments, representations and agreements are no longer accurate we shall promptly notify the Depositor, the Initial Purchaser, and the Trustee.

            The Transferee hereby agrees to indemnify and hold harmless the Depositor, the Trustee and the Initial Purchaser from and against any and all loss, damage or liability (including attorney's fees) due to or arising out of a breach of any representation or warranty, confirmation or statement contained in this letter.

            The Depositor, the Trustee and the Initial Purchaser are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

            Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement, dated as of June 1, 2004, which incorporates by reference the Standard Terms thereto (June 2004 Edition) among GS Mortgage Securities Corp. and the Trustee.

                                            Sincerely,

                                            [Name of Transferee]

                                            By:_________________________________
                                               Name:
                                               Title:

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                                    Exh. C-2

                                                                       EXHIBIT D

                                   [Reserved]

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                                    Exh. D-1

                                                                       EXHIBIT E

                         FORM OF BENEFIT PLAN AFFIDAVIT

      Re: GS Mortgage Securities Corp., as Depositor GSR Mortgage Loan Trust 2004-7 (the "Trust")

STATE OF________________________)
                                )   ss.:
COUNTY OF_______________________)

            Under penalties of perjury, I, the undersigned, declare that, to the best of my knowledge and belief, the following representations are true, correct, and complete.

            1. I am a duly authorized signatory of _______________, a ____________ (the "Transferee"), whose taxpayer identification number is
_______________, and on behalf of which I have the authority to make this affidavit.

            2. The Transferee is acquiring the _________ and __________ Certificates (the "Certificates"), each representing an interest in the Trust, for certain assets of which one or more real estate mortgage investment conduit ("REMIC") elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

            3._______The Transferee understands that the Class B4, Class B5, Class B6 and Class R Certificates will bear the following legend:

            THIS CERTIFICATE MAY NOT BE PURCHASED BY A TRANSFEREE THAT IS OR IS ACTING ON BEHALF OF OR INVESTING THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), OR A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA THAT IS SUBJECT TO ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW"), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT

111482 GSR 2004-7
Standard Terms to Trust Agreement

                                    Exh. E-1

            HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

            4. The Transferee either

(a) is not an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan as described in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, or any person acting on behalf of any such plan or using the assets of such plan to acquire this Certificate; or

(b) is an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificates by such insurance company would not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Code, or a materially similar characterization under any Similar Law.

            Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement, dated as of June 1, 2004, which incorporates by reference the Standard Terms thereto (June 2004 Edition), among GS Mortgage Securities Corp. and the Trustee.

111482 GSR 2004-7
Standard Terms to Trust Agreement

                                    Exh. E-2

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be duly executed on its behalf, by its duly authorized officer on this ____day of ________, 20__.

                                           [Name of Transferee]

                                           By:__________________________________
                                              Name:
                                              Title:

            Personally appeared before me ________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _________________________ of the Transferee, and acknowledged to me that he executed the same as his or her free act and deed and as the free act and deed of the Transferee.

Subscribed and sworn to before me this
______ day of ________________, 20__.

__________________________________________________________
Notary Public

My commission expires:____________________________________

111482 GSR 2004-7
Standard Terms to Trust Agreement

                                    Exh. E-3

                                                                       EXHIBIT F

                           RESIDUAL TRANSFER AFFIDAVIT

                                GSR TRUST 2004-7,
                       MORTGAGE PASS-THROUGH CERTIFICATES

STATE OF               )
                       ) ss.:
COUNTY OF              )

            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is an officer of ___________________, the proposed transferee (the "Transferee") of an Ownership Interest in a Residual Certificate (the "Certificate") issued pursuant to the Trust Agreement, dated June 1, 2004 (the "Trust Agreement") and the Standard Terms to Trust Agreement, dated as of June 1, 2004 (the "Standard Terms," and together with the Trust Agreement, the "Agreement"), each between GS Mortgage Securities Corp., as depositor (the "Depositor") and JPMorgan Chase Bank, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

111482 GSR 2004-7
Standard Terms to Trust Agreement

                                    Exh. F-1

            5. The Transferee has reviewed the provisions of Section 5.05 of the Standard Terms and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.05 of the Standard Terms and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Residual Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit G to the Standard Terms to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

            8. The Transferee's taxpayer identification number is __________.

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30) or is not a U.S. Person and has furnished the Transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form.

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

            12. Check one of the following:

            [ ] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

111482 GSR 2004-7
Standard Terms to Trust Agreement

                                    Exh. F-2

            (i) the present value of any consideration given to the Transferee to acquire such Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            [ ] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Certificate only to another
                  "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            [ ] None of the above.

111482 GSR 2004-7
Standard Terms to Trust Agreement

                                    Exh. F-3

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer, this _______ day of ___________, 20___.

                                        ________________________________________
                                        Print Name of Transferee

                                        By:_____________________________________
                                           Name:
                                           Title:

            Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this _____day of _______, 20__.

                                        ________________________________________
                                        NOTARY PUBLIC

                                        My Commission expires the __ day
                                        of _________, 20__

111482 GSR 2004-7
Standard Terms to Trust Agreement

                                    Exh. F-4

                                                                       EXHIBIT G

                             TRANSFEROR CERTIFICATE

                                                                __________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

JPMorgan Chase Bank,
  as Trustee
4 New York Plaza, 6th Floor
New York, New York 10004

      Re:   GSR Trust, 2004-7, Mortgage Pass-Through Certificates, Class [ ]

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.

                                             Very truly yours,

                                             ___________________________________
                                             Print Name of Transferor

                                             By:________________________________
                                             Authorized Officer

111482 GSR 2004-7
Standard Terms to Trust Agreement

                                    Exh. G-1

                                                                       EXHIBIT H

          FORM OF CERTIFICATION TO BE PROVIDED TO THE DEPOSITOR BY THE
                                     TRUSTEE

GS Mortgage Securities Corp.
85 Broad Street
New York, NY 10004

      Re: GS Mortgage Securities Corp., Depositor GSR Mortgage Loan Trust 2004-7 (the "Trust")

            Reference is made to the Trust Agreement, dated as of June 1, 2004 (the "Trust Agreement"), between GS Mortgage Securities Corp., as depositor (the "Depositor") and JPMorgan Chase Bank, as trustee (the "Trustee"). The Trustee hereby certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            (i) The Trustee has reviewed the annual report on Form 10-K for the fiscal year [ ], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above-referenced trust;

            (ii) Subject to paragraph (iv), the distribution information in the distribution reports contained in all Monthly Form 8-K's included in the year covered by the annual report on Form 10-K for the calendar year [___], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Trust Agreement to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

            (iii) The distribution information required to be provided by the Trustee under the Trust Agreement is included in these reports.

            (iv) In compiling the distribution information and making the foregoing certifications, the Trustee has relied upon information furnished to it by the Servicers under the Trust Agreement. The Trustee shall have no responsibility or liability for any inaccuracy in such reports resulting from information so provided by the Servicers.

111482 GSR 2004-7
Standard Terms to Trust Agreement

                                    Exh. H-1

Date:

                                          JPMorgan Chase Bank,
                                            as Trustee

                                          By:___________________________________
                                             Name:
                                             Title:

111482 GSR 2004-7
Standard Terms to Trust Agreement

                                    Exh. H-2

                                   SCHEDULE I

                                BOND LEVEL REPORT

111482 GSR 2004-7
Standard Terms to Trust Agreement

                                    Sch. I-1

                                  SCHEDULE II

                                LOAN LEVEL REPORT

111482 GSR 2004-7
Standard Terms to Trust Agreement

                                    Sch. II-1

                                  SCHEDULE III

                                REMITTANCE REPORT

                                        SERVICER                  PIF     PIF NET
   DATA                                   LOAN      INVESTOR   PRINCIPAL  INTEREST
   FIELD     INVESTOR ID  CATEGORY ID    NUMBER      LOAN #     AMOUNT      PAID
-----------------------------------------------------------------------------------
Format       Number (no   Number (no   Number (no   Number     Number     Number
             decimals)    decimals)    decimals)    (no        (two       (two
                                                    decimals)  decimals)  decimals)
-----------------------------------------------------------------------------------
Description  ID number    ID number    Servicer     Loan       Paid-in-   Net
             used by      used by      Loan Number  number     full       interest
             your         your         - loan       used by    principal  paid the
             company      company for  number used  Investor   balance    loan was
             for the      the          at your                 amount     paid-in-
             investor     specific     company.                           full
                          deal.
-----------------------------------------------------------------------------------
Example:     1000         2            1234         56789      0.00       0.00
-----------------------------------------------------------------------------------

                            BEGINNING                               BEGINNING
   DATA                     SCHEDULED                               SCHEDULE             ENDING
   FIELD     PIF DATE       NOTE RATE        ENDING NOTE RATE      SERVICE FEE        SERVICE FEE
---------------------------------------------------------------------------------------------------
Format       Date           Number (seven    Number (seven         Number (seven      Number (seven
             (mm/dd/yy)     Decimals)        decimals)             decimals)          decimals)
             format
---------------------------------------------------------------------------------------------------
Description  Enter the      Beginning        Ending scheduled      Beginning          Ending
             date the loan  scheduled note   loan note rate after  scheduled          scheduled
             was            rate before the  servicer's monthly    servicer service   servicer
             paid-in-full.  servicer's       activity (sch/sch)    fee rate before    service fee
             Leave blank    monthly          or the ending actual  the servicer's     rate after
             if no PIF      activity. Can    loan note rate after  monthly            the
             transaction.   be blank for     servicer's activity   activity. Can be   servicer's
                            act/act pools.   (act/act).            blank for act/act  monthly
                                                                   pools.             activity.
---------------------------------------------------------------------------------------------------
Example:                    0.0887500        0.0887500             0.0025000          0.0025000
---------------------------------------------------------------------------------------------------

            BEGINNING
            SCHEDULE   ENDING      BEGINNING        ENDING
  ENDING      100%      100%       SECURITY        SECURITY        ENDING
 DUE DATE      P&I      P&I        BALANCE         BALANCE        PART UPB
-------------------------------------------------------------------------------
Date        Number     Number      Number          Number         Number
(mm/dd/yy)  (two       (two        (two            (two           (two
format      decimals)  decimals)   decimals)       decimals)      decimals)
-------------------------------------------------------------------------------
Ending      Beginning  Ending      (Sch/Sch)       (Sch/Sch)      Ending
actual      scheduled  100%        beginning       Ending         actual
loan due    100%       scheduled   scheduled       scheduled      participation
date        monthly    monthly     balance.        balance.       loan
            payment    loan        (Act/Act)       (Act/Act)      principal
            amount     payment     beginning       Ending         balance
            before     amount      100%            100%           after
            the        after       Actual          Actual         servicer's
            servicer's servicer's  balance         balance        monthly
            monthly    monthly     or the          or the         activity.
            activity.  activity    beginning       ending
            Can        (sch/sch)   participation   participation
            be         or          Actual          Actual
            blank      the         balance         balance
            for        ending      for             for
            act/act    100%        participation   participation
            pools.     actual      loans.          loans.
                       monthly
                       loan
                       payment
                       amount
                       after
                       servicer's
                       activity
                       (act/act).
-------------------------------------------------------------------------------
07/01/02    4475.51    4475.51     557866.38       557516.76      557866.38
-------------------------------------------------------------------------------


            ENDING
  ENDING     100%       PRINCIPAL             INTEREST
 DUE DATE    UPB         REMITTED             REMITTED        PRINCIPAL  CURTAILMENT
------------------------------------------------------------------------------------
Date        Number      Number                Number          Number     Number
(mm/dd/yy)  (two        (two                  (two            (two       (two
format      decimals)   decimals)             decimals)       decimals)  decimals)
------------------------------------------------------------------------------------
Ending      Ending      (Sch/Sch)             For             (Sch/Sch)  Curtailment
actual      100%        --- Add               Sch/Sch         ---        amount
loan due    actual      scheduled             loans,          scheduled
date        principal   principal +           enter           principal
            balance     Curtailments +        the scheduled   (Act/Act)
            after       payoff/liquidation    net interest    ---
            servicer's  amount                amount          actual
            monthly     (Act/Act)             remitted.       principal
            activity.   --- Add               For             paid
                        actual                Act/Act
                        principal +           loans,
                        curtailments +        enter
                        payoff/liquidation    the
                        amounts.              net
                                              interest
                                              amount
                                              remitted.
                                              Net
                                              Interest
                                              should
                                              equal
                                              the
                                              Gross
                                              Interest
                                              Amount
                                              minus
                                              Service
                                              Fee
                                              Amount.
------------------------------------------------------------------------------------
07/01/02    557866.38   349.62                4009.67         349.62     0.00
------------------------------------------------------------------------------------

                                   Sch. III-1